UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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METRO BANCORP, INC.
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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date:	May 20, 2011
Time:	8:30 a.m.
Place:	The Best Western Central Hotel & Conference Center 800 East Park Drive Harrisburg, PA 17111
TO OUR SHAREHOLDERS:

The 2011 Annual Meeting of Shareholders of Metro Bancorp, Inc. will be held at the Best Western Central Hotel & Conference Center (formerly the Four Points Sheraton), 800 East Park Drive, Harrisburg, PA, on May 20, 2011 at 8:30 a.m., for the purpose of considering and voting upon the following matters:

1.	Election of Directors. The election of eight (8) directors to serve until the 2012 Annual Meeting.

2.
Amend and Restate the Articles of Incorporation. Amend and restate the Articles of Incorporation to reduce the number of shareholder votes required for certain corporate actions if such actions are approved by at least two-thirds of the entire Board of Directors.

3.	Say-On-Pay Proposal. An advisory vote on the compensation of the named executive officers.

4.	Say-On-Frequency Proposal. An advisory vote on the frequency at which shareholders will vote on a Say-On-Pay Proposal.

5.	Ratification of the Appointment of ParenteBeard LLC as Metro’s independent registered public accounting firm for the fiscal year ending December 31, 2011.

6.	Other Business. Any other business properly brought before the shareholders at the meeting.

You can vote your shares of common stock if our records show that you owned the shares at the close of business on March 25, 2011 (the “Record Date”).  Your vote at the Annual Meeting is very important to us.

You are cordially invited to attend the Annual Meeting of Shareholders (the “Annual Meeting”) in person.  Whether or not you expect to attend the Annual Meeting, you may submit your proxy using the Internet, using a toll-free telephone number or by completing, signing and dating the enclosed proxy card and returning it in the enclosed prepaid envelope.  This proxy will not be used if you are present at the meeting and desire to vote in person.

BY ORDER OF THE BOARD OF DIRECTORS,

Peter J. Ressler
Secretary

Harrisburg, Pennsylvania
April 19, 2011

METRO BANCORP, INC.

PROXY STATEMENT
Dated to be mailed on or about April 19, 2011

GENERAL INFORMATION

This Proxy Statement contains information about the Annual Meeting of Shareholders (the “Annual Meeting”) of Metro Bancorp, Inc. (“Metro”).  The management of Metro and Metro Bank (the “Bank”) prepared this Proxy Statement for the Board of Directors. We first mailed this Proxy Statement and the enclosed proxy card to shareholders on or about April 19, 2011. If you hold your Metro shares in an account at a bank or brokerage firm, we generally cannot mail our proxy materials directly to you.  Instead, your bank or brokerage firm will forward our proxy materials to you and tell you how to provide it with voting instructions for your Metro shares.

It is very important that you provide your bank or brokerage firm with voting instructions.  Banks and brokerage firms are prevented from voting on most matters without voting instructions from the beneficial owner of stock.

We will pay the costs of preparing, printing and mailing the proxy and all related materials. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses incurred to forward our proxy materials to beneficial owners of our stock, upon request of such record holders. In addition to sending you these materials, some of our directors, officers or employees may contact you, without additional compensation, by telephone, by mail or in person for the purpose of soliciting proxies or votes.

Our executive offices are located at 3801 Paxton Street, Harrisburg, PA, 17111, and our telephone number is 800-653-6104. Our mailing address is P.O. Box 4999, Harrisburg, PA  17111.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on May 20, 2011:

This Proxy Statement and our 2010 Annual Report are available on the Internet at:
www.cfpproxy.com/5290

This material is also available on Metro’s website in the Investor Relations section at www.mymetrobank.com.  You may access the material by choosing the “Investor Relations” button at the top of the page, and then selecting “Annual Reports” and “SEC Filings” from the items listed.

VOTING

Who can vote?

You can vote your shares of common stock if our records show that you owned the shares at the close of business on March 25, 2011 (the “Record Date”).  A total of 13,800,813 shares of common stock were outstanding on the Record Date and can vote at the Annual Meeting. You are entitled to cast one vote for each share of common stock you own.  The enclosed proxy card shows the number of shares you can vote.  We will hold the Annual Meeting if the holders of a majority of the shares of the common stock entitled to vote either vote by proxy or attend the meeting in person.

As of the Record Date, there were 40,000 shares of Series A Non-Cumulative Preferred Stock ("Preferred Stock") outstanding. Holders of Preferred Stock cannot vote at the Annual Meeting.

How do I vote by proxy?

Follow the instructions on the enclosed proxy card to vote on each proposal to be considered at the Annual Meeting. Sign and date the proxy card and mail it back to our Transfer Agent in the enclosed prepaid envelope or you may vote using the Internet or the toll-free telephone number as provided on the enclosed proxy card.  The proxy holders named on the proxy card will vote your shares as you instruct.

What happens if I sign and return the proxy card without specifying a vote?

If you sign and return the proxy card but do not vote on a proposal, the proxy holders will vote for you on that proposal.  Unless you instruct otherwise, the proxy holders will vote (1) for the election of each of the eight director nominees; (2) for the amendment and restatement of the Articles of Incorporation; (3) for the say-on-pay proposal; (4) for three (3) years on the say-on-frequency proposal; and (5) for ratification of the appointment of ParenteBeard LLC as Metro’s independent registered public accounting firm. If other matters are properly brought before the shareholders at the meeting, the proxy holders will exercise their judgment and vote as they determine is in the best interests of Metro and its shareholders.

What vote is required?

The holders of a majority of the aggregate outstanding shares of Metro common stock, present either in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.  Pursuant to the Pennsylvania Business Corporation Law, directors will be elected by a plurality of the votes cast at a meeting at which a quorum is present. Accordingly, the eight candidates receiving the highest number of votes cast at the Annual Meeting shall be elected to the Board of Directors.  A majority of the shares present and having voting power at a meeting at which a quorum is present is required in order to approve any other matter submitted to a vote of the shareholders, except in the case where the vote of a greater number of shares is required by law or under the Articles of Incorporation or Bylaws. Metro’s Articles of Incorporation require the approval of two-thirds (2/3) of the outstanding shares entitled to vote in order to amend Article 11, which governs the vote required for certain corporate actions. The other matters being submitted to the shareholders at the Annual Meeting (say-on-pay proposals and ratification of the appointment of the registered public accounting firm) require the approval of a majority of the shares present and having voting power.

How are abstentions and broker non-votes treated?

Abstentions and broker non-votes will be counted as shares for purposes of determining whether there is a quorum, but will not be counted or voted in favor of the election of directors or on any of the other matters that will be brought before the Annual Meeting. Under Pennsylvania law, an abstention is not a vote.  The applicable stock exchange of which most brokers are members does not permit such brokers to vote on any of the matters being presented at the Annual Meeting except for the question of the ratification of Metro’s independent registered public accounting firm, if the broker has not been provided with voting instructions.  As a general matter, a broker is not permitted to vote on behalf of a shareholder in an election for directors or on matters relating to executive compensation unless the broker has received timely voting instructions from the shareholder.  Previously, an uncontested director election was considered a routine matter on which brokers could exercise their discretion and vote without instructions from the beneficial owner of shares.  Consequently, if you hold shares with a broker, and you fail to provide your broker with voting instructions, he or she will be permitted to vote your shares only on ratification of Metro’s independent registered public accounting firm.  When a broker votes a client’s shares on some but not all of the proposals at a meeting, the omitted votes are referred to as “broker non-votes”.

What if other matters come up at the Annual Meeting?

The matters described in this Proxy Statement are the only matters we know will be voted on at the Annual Meeting. If you return your proxy card or vote by telephone or over the Internet and other matters are properly presented at the Annual Meeting, the proxy holders named on the enclosed proxy card will exercise their judgment to vote your shares in a manner that they deem to be in the best interests of Metro and its shareholders.

How are votes counted?

Our judges of election will count all votes, which are cast in person or by proxy at the Annual Meeting.  Voting is an important right of shareholders.  If you abstain or otherwise fail to cast a vote on any matter, the abstention or failure is not a vote and will not be counted.   Broker non-votes (shares of common stock held in record name by your broker or nominee and are not voted because (1) you have not provided voting instructions, (2) the broker or nominee does not have discretion to vote on your behalf or (3) the broker or nominee has indicated on the proxy that it does not have authority to vote on such matters) will also not be counted as votes cast. Your broker or nominee may no longer exercise discretion and vote shares held of record for the election of directors when you have not provided voting instructions.

Can I change my vote after I return my proxy card or vote by telephone or the Internet?

Yes.  At any time before the vote on a proposal, you can change your vote either by:

•	giving Metro’s secretary a written notice revoking your proxy;
•	signing, dating and returning to us a new proxy; or
•	placing a second telephone or Internet vote.

We will honor the proxy card or the telephone or Internet vote with the latest date.

Can I vote in person at the Annual Meeting?

Yes.  We encourage you to complete and return the proxy card or vote using the Internet or the toll-free telephone number to ensure that your vote is counted.  However, you may attend the Annual Meeting and vote in person whether or not you have previously voted by proxy.  Your vote in person will automatically revoke a previously submitted vote by proxy.

SECURITY OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS
AND CERTAIN BENEFICIAL SHAREHOLDERS

The following table sets forth certain information, as of March 25, 2011, concerning the number and percentage of shares of our common stock beneficially owned by our directors, our named executive officers, and by our directors and named executive officers as a group.  In addition, the table includes information with respect to other persons known to us to own or may be deemed to own more than five percent of our common stock as of March 25, 2011.

The address for each director and named executive officer is c/o Metro Bancorp, Inc., 3801 Paxton Street, Harrisburg, PA  17111.

Name of Beneficial Owner or Identity of Group	Number of Shares Beneficially Owned	1	Percent of Outstanding Common Stock Beneficially Owned	1
Directors

James R. Adair	44,063	2	*
John J. Cardello, CPA	26,865	3	*
Douglas S. Gelder	155,050	4	1.12%
Alan R. Hassman	232,823	5	1.68%
Howell C. Mette	149,157	6	1.08%
Gary L. Nalbandian	529,373	7	3.77%
Michael A. Serluco	162,769	8	1.18%
Samir J. Srouji, M.D.	173,255	9	1.25%

Named Executive Officers Who are not Directors

Mark A. Zody	120,504	10	*
Pete M. Musumeci, Jr.	10,643	11	*
Mark A. Ritter	15,232	12	*
James R. Ridd	61,533	13	*
All Directors and Named Executive Officers
of Metro, as a group (12 Persons)	1,681,267	14	11.73%

Other Five Percent Beneficial Shareholders

Wellington Management Company, LLP
280 Congress Street
Boston, MA 02210	1,308,435	15	9.48%

Massachusetts Financial Services Company
500 Boylston Street
Boston, MA 02116	1,286,580	16	9.32%

BlackRock, Inc.
40 East 52nd Street
New York, NY 10022	856,114	17	6.20%

* less than 1%

1
The securities “beneficially owned” by an individual are determined in accordance with the definition of “beneficial ownership” set forth in the regulations of the Securities and Exchange Commission (the “SEC”). Accordingly, they may include securities owned by or for, among others, the wife and/or minor children of the individual and any other relative who has the same home as such individual, as well as securities as to which the individual has or shares voting or investment power or has the right to acquire under outstanding stock options within 60 days after March 25, 2011.  Shares subject to outstanding stock options, which an individual has the right to acquire within 60 days after March 25, 2011, are deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class of stock owned by such individual or any group including such individual only.  Beneficial ownership may be disclaimed as to certain of the securities.

2			Includes 836 shares owned by Mr. Adair’s wife and 29,129 shares of Metro common stock issuable upon the exercise of stock options granted under Metro’s 2001 Directors Stock Option Plan.

3	Includes 21,947 shares of Metro common stock issuable upon the exercise of stock options granted under Metro’s 2001 Directors Stock Option Plan.

4
Includes 29,129 shares of Metro common stock issuable upon the exercise of stock options granted under Metro’s 2001 Directors Stock Option Plan.  As of the record date, Mr. Gelder has pledged 115,323 shares of Metro common stock in connection with real estate and business loans with the Bank.

5
Includes 55,358 shares owned by Mr. Hassman’s wife and 29,129 shares of Metro common stock issuable upon the exercise of stock options granted under Metro’s 2001 Directors Stock Option Plan.  As of the record date, Mr. Hassman has pledged 121,113 shares of Metro common stock in connection with business loans with the Bank.

6	Includes 29,129 shares of Metro common stock issuable upon the exercise of stock options granted under Metro’s 2001 Directors Stock Option Plan.

7
Includes 113,128 shares held by Mr. Nalbandian’s individually directed participant account in the NAI/CIR Profit Sharing Trust with respect to which Mr. Nalbandian has sole voting power and 4,424 shares held in trust by Mr. Nalbandian for the benefit of Mr. Nalbandian’s child. Also includes 227,227 shares of Metro common stock issuable upon the exercise of stock options granted under Metro’s 1996 and 2006 Employee Stock Option Plans.

8	Includes 18,356 shares of Metro common stock issuable upon the exercise of stock options granted under Metro’s 2001 Directors Stock Option Plan.

9
Includes 58,701 shares owned by Dr. Srouji’s wife, 1,162 shares owned jointly by Dr. Srouji and his wife and 25,456 shares held by Dr. Srouji’s self-directed participant account in the Plastic Surgery P.C. Profit Sharing Plan.  Also includes 29,129 shares of Metro common stock issuable upon the exercise of stock options granted under Metro’s 2001 Directors Stock Option Plan.

10
Includes 48,937 shares owned jointly by Mr. Zody and his wife.  Also includes 69,000 shares of Metro common stock issuable upon the exercise of stock options granted under Metro’s 1996 and 2006 Employee Stock Option Plans.

11	Includes 3,500 shares of Metro common stock issuable upon the exercise of stock options granted under Metro’s 2006 Employee Stock Option Plan.

12	Includes 13,250 shares of Metro common stock issuable upon the exercise of stock options granted under Metro’s 2006 Employee Stock Option Plan.

13	Includes 31,038 shares of Metro common stock issuable upon the exercise of stock options granted under Metro’s 1996 and 2006 Employee Stock Option Plan.

14
Includes an aggregate of 529,963 shares of Metro common stock issuable to the directors and named executive officers of Metro under Metro’s 2001 Stock Option Plan for Non-Employee Directors and Metro’s 1996 and 2006 Employee Stock Option Plans.

15
Based on information in a Schedule 13G filed on February 14, 2011, Wellington Management, on behalf of its client accounts, held 1,308,435 shares over which it had shared investment power and had shared voting power over 1,182,335 shares.

16
Based on information in a Schedule 13G filed on February 4, 2011, Massachusetts Financial Services Company, on behalf of its client accounts, held 1,286,580 shares over which it had sole voting and investment power.

17	Based on information in a Schedule 13G filed on February 7, 2011, BlackRock, Inc., on behalf of its client accounts, held 856,114 shares over which it had sole voting and investment power.

SECTION 16 (a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Our directors, executive officers and persons who own more than 10% of our common stock must file reports with the SEC indicating the number of shares of Metro’s common stock they beneficially own and changes in the beneficial ownership.  All such persons are required by the SEC to furnish Metro with copies of all Section 16(a) reports they file.

Based solely on review of the copies of such reports furnished to us and written representations that no other reports were required during the fiscal year ended December 31, 2010, we believe all Section 16(a) filing requirements applicable to these persons were timely complied with.

ELECTION OF DIRECTORS OF METRO

The Bylaws of Metro provide as follows:

•	the Board of Directors may, from time to time, fix the number of directors;
•	the Board will consist of not less than five nor more than twenty-five directors; and
•	directors will be elected for a one-year term.

The Board of Directors by resolution has set at eight the number of persons to be elected to the Board of Directors at the Annual Meeting. Pursuant to the Pennsylvania Business Corporation Law, the election of directors will be determined by a plurality vote and accordingly, the eight nominees receiving the most “FOR” votes will be elected.  Shares may be voted “FOR” or withheld from each nominee.  Abstentions and broker non-votes will have no effect on the outcome of the election because directors will be elected by a plurality of the shares cast for the directors.

The Board of Directors unanimously recommends a vote “FOR” the election of each of the eight nominees as named herein.

All of the nominees are currently members of the Board of Directors and each of them has consented to serve if elected. Metro does not have separate classes of directors. Although we do not know of any reason why any of these nominees might not be able to serve, we will propose a substitute nominee if any nominee is not available for election.

The proxy holders named on the proxy card intend to vote for the election of the eight persons listed as director nominees to serve until the 2012 Annual Meeting and until their respective successors have been duly qualified and elected.  If you return a signed proxy card without voting instructions, your proxy will be voted in favor of the election of those nominees.  Each nominee is currently a director of both Metro and the Bank.   All nominees for election were unanimously recommended by the Board of Directors.

The following table shows the name, age, positions with Metro and the Bank and length of board service for each nominee for election as director.

Name & Age	Position with Metro and the Bank	Director Since

Gary L. Nalbandian, 68	Chairman, President and CEO of Metro and the Bank	1985

James R. Adair, 63	Director of Metro and the Bank	2001

John J. Cardello, CPA, 50	Director of Metro and the Bank	2004

Douglas S. Gelder, 61	Director of Metro and the Bank	1988

Alan R. Hassman, 71	Director of Metro and the Bank	1985

Howell C. Mette, Esquire, 83	Director of Metro and the Bank	1985

Michael A. Serluco, 70	Director of Metro and the Bank	1985

Samir J. Srouji, M.D., 74	Director of Metro and the Bank	1985

Below we have provided for each nominee, his principal occupation and the specific experience, qualifications, attributes or skills that led the Board to conclude that he should serve as a director of Metro.  Except as otherwise stated, the principal occupation indicated has been the person’s principal occupation for at least the last five years, based upon information furnished by the nominees.  If applicable, we have also included any public company or investment company directorships held by the nominees during the past five years and any required disclosure concerning legal proceedings involving any nominee.

Gary L. Nalbandian.  Mr. Nalbandian, a director of the Bank since 1985 and of Metro since 1999, has been Chairman of the Bank and Metro since the formation of these entities in 1985 and 1999, respectively.  Mr. Nalbandian has been President/CEO of the Bank and Metro since February 15, 2002.  He has also been the Vice President/Treasurer/Secretary of NAI/Commercial-Industrial Realty Co., Wormleysburg, PA since 2002. In these roles, Mr. Nalbandian has acquired a keen knowledge of all aspects of the banking industry and environment and understands Metro’s business and challenges.  He has an excellent working relationship with each member of the Board.  Mr. Nalbandian is very active in his community, having served as the Chairman of the Harrisburg University Capital Campaign, Chairman of the West Shore Chamber of Commerce, Chairman of the YMCA’s Camp Shickellimy, President of Susquehanna Mental Health Services and as the Vice President of Edgewater Mental Hospital.  He has also served on the Board of Trustees for Harrisburg University, on the Philhaven Hospital Capital Campaign, on the Harrisburg University Executive Committee and as a Board member for Team Pennsylvania as well as the Central Pennsylvania Kidney Foundation. His activities both in and outside of Metro enable him to remain in touch with the banking needs of current and future customers and to gain necessary insights to develop products for continued growth and success of Metro.

James R. Adair.  Mr. Adair, a director of the Bank and of Metro since 2001, is the Owner of Adair Construction Services.  Over the course of his career, Mr. Adair has acquired extensive banking and financial oversight experience.  Prior to his ownership of Adair Construction Services, he worked for financial institutions including Mellon Bank, N. A., Hamilton Bank and CoreStates.  He held various senior level positions at these institutions, including senior vice president for commercial loans; senior credit officer; and senior lending officer with a $10 million lending authority.  At Farmers Bank in Hanover, PA, he was chairman of the asset and liability (ALCO) and loan committees.  As a ten-year consultant to Marysville National Bank, he advised the bank on strategic planning and commercial lending and credit.  At Pinnacle Health System, he served for 15 years as chairman of the finance and audit committee, with responsibility for all aspects of budget and finance for ten operating entities with revenues exceeding $800 million.  He also served six years as chairman of the finance and audit committee of Delta Dental Pennsylvania, a health care organization with revenues exceeding $1 billion.

John J. Cardello, CPA.  Mr. Cardello, a director of the Bank and of Metro since 2004, is a Partner at SF and Company, P.C., in York, PA, which engages in the accounting and consulting business. After 26 years of auditing and accounting experience, Mr. Cardello assumed the position of managing shareholder of this accounting firm in 2008.  He chairs the firm’s board of directors that oversees the management of all offices of the firm.  He is directly responsible for the firm’s accounting and auditing functions, which include establishing and monitoring audit policies and procedures.  Mr. Cardello is a recognized expert on the management of public accounting firms.  He has been certified to perform peer review engagements on behalf of other CPA firms.  Such review involves evaluating the accounting and quality control procedures of the firms under review and cooperating with management in the formulation of optimum quality assurance systems.  Because of Mr. Cardello’s extensive accounting and auditing expertise, the Board believes he is qualified to be the chairman of the Audit Committee and a member of the Compliance Committee.

Douglas S. Gelder.  Mr. Gelder, a director of the Bank since 1988 and of Metro since 1999, is the President and Owner of DSG Development (a land development company) in Hershey, PA. Mr. Gelder holds a Bachelor of Science degree in marketing and accounting.  From 1977 to 1999 he owned ten car dealerships.  He is a director on the Dauphin County General Authority.  Mr. Gelder’s 23 years on Metro’s Board of Directors have provided him with insight and awareness of Metro’s needs, both essential abilities for membership and chairmanship of the Nominating and Corporate Governance Committee as well as the other Committees on which he serves.    In addition, the Board and Metro can leverage the expertise in dealing with the public that Mr. Gelder acquired from his ownership of ten car dealerships.

Alan R. Hassman.  Mr. Hassman, a director of the Bank since 1985 and of Metro since 1999, is the President of ARH, Inc. and Keystone Lodging Enterprises, in Camp Hill, PA, which engage in the restaurant and hotel businesses, respectively. Mr. Hassman has 51 years of business and finance experience, including being a co-founder of Metro Bank.  Until November 2009, he had served as Chief Executive of ARH, Inc.  He has been President of Keystone Lodging Enterprises since 1996.  While serving on the Susquehanna University Board of Regents, he served as a member of the finance and property committees.  From 1975 to 1985, he served two three-year terms as president of Central Penn Advertising Corporation and managed a $2 million advertising budget.  While serving on the board of directors of Dame Media, LLP (operator of radio stations), he served on the finance committee for six years.  In addition to his knowledge of business and finance, Mr. Hassman provides the Board and Metro with guidance of how to motivate employees. This knowledge was developed during his lifelong experience of dealing with many and diverse employees in the restaurant and hotel business and is essential for his role as a member and chairman of the Compensation Committee.

Howel1 C. Mette, Esquire.  Mr. Mette, a director of the Bank since 1985 and of Metro since 1999, is a shareholder in the law firm, Mette, Evans & Woodside in Harrisburg, PA. Mr. Mette was a founding member of Mette, Evans & Woodside in 1969.  Previously, he had served as Deputy Attorney General in the Pennsylvania Department of Justice from 1952 to 1955.  From 1952 to 2002 he was an Adjunct Professor of Law in taxation at Dickinson School of Law.  He has also served as Fellow, American College of Trust and Estate Counsel, past President of the Dauphin County Bar Association, Past Trustee of the Pennsylvania Bar Trust Fund and Insurance Trust and Trustee and Treasurer of the Dauphin County Bar Foundation.  Mr. Mette’s extensive legal experience provides invaluable expertise to the Board and the Real Estate Committee of the Board.

Michael A. Serluco. Mr. Serluco, a director of the Bank since 1985 and of Metro since 1999, is the owner of Consolidated Properties in Wormleysburg, PA, which engages in the business of real estate investment.  Mr. Serluco founded Consolidated Properties, a sole proprietorship, in 1967 and has grown the company to develop, own and manage residential and commercial properties across Central Pennsylvania, including hotels, warehouses, apartment buildings and land development.  He also owns Capital City Car Wash and serves on the board of directors of a local manufacturing and processing organization and serves as vice-chairman of the board of directors of Holy Spirit Hospital.  As an entrepreneur and director of Metro since he co-founded the Bank, Mr. Serluco brings to the Board his intimate knowledge of the philosophies and strategies that have grown the Bank, along with an appreciation of the needs of an investor.  He is able to effectively balance the needs of the investor with protection of the Bank’s interests to create successful projects and long-term banking relationships.

Samir J. Srouji, M.D.  Dr. Srouji, a director of the Bank since 1985 and of Metro since 1999, is President and CEO and practicing physician-surgeon at Plastic Surgery, P.C., in Camp Hill, PA.  He has served on the board of directors at Holy Spirit Hospital and on various committees at the hospital, including the medical executive committee, by-laws committee, strategic planning committee and community affairs committee.  In addition, he served as president of the medical and surgical staff at Holy Spirit Hospital. Dr. Srouji has been self-employed and operating his surgical practice since 1976.  As a surgeon, he is detail oriented and able to see what is often not obvious to others, skills he brings to the Audit Committee. As an entrepreneur, Dr. Srouji understands the needs and challenges of the small business owner, a crucial part of Metro’s business.  Dr. Srouji brings to the Nominating and Corporate Governance Committee knowledge of the needs and operations of Metro, gained from his 26 years on the Board.

Process for Identifying and Evaluating Nominees for Director. The Nominating and Corporate Governance Committee will utilize current members of the Board of Directors, management and other appropriate sources to identify potential nominees.  The Committee will conduct all appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board of Directors, and recommend nominees for approval by the Board of Directors and shareholders.  The Committee’s process for the consideration of potential nominees will be the same for nominees identified by shareholders, as well as the other sources identified above.

The Nominating and Corporate Governance Committee will receive and consider nominee recommendations that shareholders address to the Corporate Secretary of Metro at the address listed on the first page of this Proxy Statement. If shareholders wish to nominate candidates for election at Metro’s Annual Meeting, however, they must comply with additional procedures contained in Metro’s Bylaws.  To nominate someone at the Annual Meeting, you must deliver or mail a notice to the Secretary of Metro no less than 45 days prior to the date of the Annual Meeting.  Your notice must state your name, residence address and a representation that you are a holder of record of common stock of Metro entitled to vote  (include the number of shares of Metro that you own) at such meeting and intend to appear in person or by proxy at the meeting to vote for the person or persons nominated.  Your notice must also contain the following information on each proposed nominee:

•	the name, address and age of the nominee;
•	the principal occupation of the nominee;
•	the number of shares of Metro’s common stock owned by the nominee;
•	the total number of shares that, to your knowledge, will be voted for the nominee;
•	a description of all arrangements and understandings between you and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination was made by you;
•
such other information regarding each nominee proposed by you as would be required to be included in a Proxy Statement filed pursuant to the proxy rules of the SEC had the nominee been nominated by the Nominating and Corporate Governance Committee; and

•	the consent of each nominee to serve as a director of Metro if so elected.

If you do not follow this procedure, the Chairman of the meeting will disregard your nomination made at the Annual Meeting, and the judges of election will disregard any votes cast for your nominee.

Director Qualifications. Nominees for director will be selected on the basis of outstanding achievement in their careers; Board experience; education; independence under applicable NASDAQ and SEC rules; financial expertise; integrity; ability to make independent, analytical inquiries; understanding of the business environment; and willingness to devote adequate time to Board of Directors and committee duties. Generally, nominees should also have experience in the financial services industry or knowledge about the issues affecting the financial services industry. Nominees should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of Metro's shareholders. They must also have an inquisitive and objective perspective, practical experience and mature judgment. The Board does not have a specific policy with regard to the consideration of diversity in identifying director nominees, however, Metro endeavors to have a Board of Directors representing diverse experiences and policy-making levels in business, government, education and technology, and in other areas relevant to Metro's activities. Directors are expected to attend scheduled Board and committee meetings and to be prepared for the meetings by reviewing the materials provided to them in advance of the meetings. Nominees must be willing to devote sufficient time to carrying out their duties and responsibilities effectively, and should be committed to serve on the Board for an extended period of time. Finally, the proposed nominee should be free of conflicts of interest that could prevent such nominee from acting in the best interest of shareholders.

Additional criteria apply to directors being considered to serve on a particular committee of the Board of Directors. For example, members of the Audit Committee must meet additional standards of independence and have the ability to read and understand financial statements.

The Nominating and Corporate Governance Committee assesses the appropriate size of the Board in accordance with the limits fixed by Metro's Bylaws, whether any vacancies on the Board are expected and which incumbent directors will stand for re-election at the next Annual Meeting. If vacancies are anticipated, or otherwise arise, the Nominating and Corporate Governance Committee considers candidates for director suggested by members of the Nominating and Corporate Governance Committee and other Board members, as well as management, shareholders and other parties. The Nominating and Corporate Governance Committee also has the authority to retain a search firm to identify and evaluate director candidates. Except for incumbent directors standing for re-election as described below, there are no differences in the manner in which the Nominating and Corporate Governance Committee evaluates nominees for director, whether the nominee is recommended by a shareholder or any other party.

In the case of an incumbent director, the Nominating and Corporate Governance Committee reviews such director's service to Metro during the past term, including, but not limited to, the number of Board and committee meetings attended, as applicable, quality of participation and whether the candidate continues to meet the general qualifications for a director outlined above, including the director's independence, as well as any special qualifications required for membership on any committees on which such director serves.

In the case of a new director candidate, the Nominating and Corporate Governance Committee will evaluate whether the nominee is independent, as independence is defined under applicable NASDAQ Marketplace Rules (“NASDAQ Rules”), and whether the nominee meets the qualifications for director outlined above, as well as any special qualifications applicable to membership on any committee on which the nominee may be appointed to serve if elected. In connection with such evaluation, the Nominating and Corporate Governance Committee determines whether the committee should interview the nominee, and if warranted, one or more members of the Nominating and Corporate Governance Committee or the Board of Directors will interview the nominee in person or by telephone.

Upon completing the evaluation, and the interview in the case of a new candidate, the Nominating and Corporate Governance Committee makes a decision as to whether to recommend that the Board of Directors nominate the director candidate for election at the Annual Meeting.

CORPORATE GOVERNANCE

The corporate governance policies of Metro are set forth in the Corporate Governance Guidelines approved by the Board of Directors. The Corporate Governance Guidelines include information regarding the functions, responsibilities, qualifications and composition of the Board of Directors and other matters.  A copy of the Corporate Governance Guidelines, as approved by the Board of Directors can be found on Metro’s website at www.mymetrobank.com, under the “Investor Relations” section in “Corporate Governance Highlights.”  The Guidelines are also available in print to any shareholder requesting a copy by writing to the Corporate Secretary at the address given on Page 1 of this Proxy Statement.

Board Leadership Structure and Role in Risk Oversight

Metro’s Bylaws provide for the position of President and that, at the Board’s option, the Board may elect a Chairman of the Board. Mr. Nalbandian serves as Chairman, President and CEO of Metro and the Bank and has served in these roles since 2002.  Having the roles of CEO and Chairman combined has worked well for Metro.   Considering the size and characteristics of Metro, relative to other banks and bank holding companies, such as its number and types of shareholders, relationship with its customers, its deposits, debts and other obligations, loan portfolio and loan loss history, properties owned and leased and its number of employees, the Board believes that this is the appropriate structure. Metro has found this structure to be an efficient and effective means of operating the Company.  In addition, with Mr. Nalbandian’s responsibility for day-to-day operations and his interactions with management and employees, the Board believes he is in the best position to chair the Board meetings and lead the discussions about Metro’s performance.

The Board has not determined a need to appoint a lead independent director. From time to time, depending on the topic under consideration, each of Metro’s independent directors will take a leadership role. Metro’s independent directors have met and will continue to meet in regularly scheduled Executive Sessions without management present.

The Chief Risk Officer (“CRO”) of the Company reports directly to the Board of Directors and administratively to the CEO.  As appropriate, the CRO routinely attends Board meetings and discusses risk issues with the Board of Directors.  The Audit Committee is charged with reviewing the Company’s risk assessment and risk management policies. The CRO also attends the Board’s Audit Committee and Compliance Committee meetings and provides information related to risks, as necessary.  In addition and on a quarterly basis, the Chief Financial Officer reviews with the Board of Directors various Risk Management reports. The Company’s CRO resigned in 2010.  While the Company conducts a search for a replacement, the CRO responsibilities have been assumed by several members of the Executive Management team.

Our Codes of Business Conduct and Ethics

Our Board of Directors has adopted a Code of Business Conduct and Ethics (“the Code”) for our directors, officers and employees. The Code complies with the requirements of the Sarbanes-Oxley Act of 2002 and NASDAQ listing standards. Metro provides a copy of the Code to each director, officer and employee and requires their signature to acknowledge they have received and read the code.

Metro has also adopted a Code of Ethics for Senior Financial Officers that is applicable to its Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Controller and any other person performing similar duties. All Senior Financial Officers are required to read and sign this Code of Ethics on an annual basis.

Each of the above mentioned codes requires that any exception or waiver to any provision for directors or applicable officers be submitted for approval to the Board of Directors and such exceptions will be publicly disclosed as required by law, SEC regulation or the NASDAQ Rules.  A copy of each code can be found under the “Corporate Governance Highlights” in the “Investor Relations” section of Metro’s website at www.mymetrobank.com and is available in print to any shareholder who requests a copy.  Requests should be in writing to the Corporate Secretary at the address given on Page 1 of this Proxy Statement.

Independence of Directors

As permitted by the NASDAQ Rules, to assist the Board in evaluating the independence of each of its directors, the Board has adopted categorical standards of independence.  Applying these standards, the Board of Directors has determined that all directors, with the exception of Gary L. Nalbandian, are independent as defined in the applicable NASDAQ Rules. The categorical standards adopted and applied by the Board consist of the following business or charitable relationships which the Board has determined are not material relationships that would impair a director’s independence:

•
Lending relationships, deposit relationships or other financial service relationships (such as depository, transfer, registrar, indenture trustee, trusts and estates, insurance and related products, private banking, investment management, custodial, securities brokerage, cash management and similar services) between Metro or the Bank, on the one hand, and (1) the director; and/or (2) any Family Member of the director who resides in the same home as the director; and/or (3) any profit or non-profit entity with which the director is affiliated by reason of being a director, officer, employee, trustee, partner and/or an owner thereof, on the other, provided that (A) such relationships are in the ordinary course of business of Metro or the Bank and are on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons; and in addition, (B) with respect to any extension of credit by the Bank to any borrower described in clauses (1) – (3) above, such extension of credit has been made in compliance with applicable law, including Regulation O of the Board of Governors of the Federal Reserve System and Section 13(k) of the Exchange Act and no extension of credit is on a non-accrual basis.

•
The fact that the director is, or has a Family Member who is, a partner in, or a controlling shareholder or an executive officer of, any organization to which Metro or the Bank made, or from which Metro or the Bank received, payments for property or services in the current or any of the past three fiscal years that do not exceed 5% of the recipient's consolidated gross revenues for that year or $200,000, whichever is more.  Payments shall not include payments received solely from investments in Metro’s securities or payments received under non-discretionary charitable contribution matching programs.

•
Compensation received by the director or the director’s Family Member from Metro or the Bank if the compensation does not exceed $120,000 during any period of 12 consecutive months within the three years preceding the determination of independence.  Compensation does not include compensation for board or board committee service; compensation paid to a Family Member who is an employee (other than an Executive Officer) of Metro or the Bank; or benefits under a tax-qualified retirement plan, or non-discretionary compensation.

•
The employment by Metro or the Bank of a Family Member of the director provided that such Family Member was or is not an executive officer of Metro and the compensation of any such Family Member was established by Metro or the Bank in accordance with its employment and compensation practices applicable to employees holding comparable positions.

For purposes of the foregoing standards of director independence, a "Family Member" means any of the director's spouse, parents, children and siblings, whether by blood, marriage or adoption, or anyone residing in such person's home.

For purposes of service on the Audit Committee, the Board also applies the independence standards of Exchange Act Rule 10A-3. Accordingly, the direct or indirect receipt by a director of any consulting, advisory or other compensatory fee from Metro or the Bank (excluding services as a director of Metro or the Bank) would preclude a director’s service on the Audit Committee.

Directors are requested to inform the Chairman of the Nominating and Governance Committee and the President of Metro of any change of circumstances or before serving as a director, officer, employee, partner, trustee and/or owner of an outside profit or non-profit entity so that such change in circumstances or opportunity can be reviewed for any independence issues.

Shareholder Communications with the Board

Shareholders who wish to communicate directly with the Board of Directors, including the non-management directors, may direct such communications in writing, via letter to the Audit Committee Chairman, c/o Metro Bancorp, Inc., 3801 Paxton Street, Harrisburg, PA 17111.  The Audit Committee Chairman will convey any and all such communications to the full Board of Directors for consideration and review or, if requested by the shareholder, to an individual Board member.

Attendance at the Annual Meeting

The Board of Directors has adopted a policy that all of its directors should be present at Metro’s Annual Meeting, absent extenuating circumstances.  All of the current directors of Metro were in attendance at the Annual Meeting of Shareholders held July 23, 2010.

Meetings and Committees of the Board of Directors

The Board of Directors met twelve (12) times during 2010.  In 2010, each incumbent director attended more than 75% of the total number of meetings of the Board of Directors, including all committees of Metro and the Bank, of which they are members.

Metro’s non-management directors have regularly scheduled meetings without any management directors in attendance at least two times per year.

The Board of Directors of Metro has established six (6) committees:

•	Audit Committee;
•	Nominating and Corporate Governance Committee;
•	Compensation Committee;
•	Compliance Committee;
•	Executive Committee; and
•	Real Estate Committee.

Information with respect to the Audit, Nominating and Corporate Governance, Compensation, and Compliance Committees is listed below.

Audit Committee.  The Board of Directors has established an Audit Committee in accordance with section 3(a)(58)(A) of the Exchange Act. The principal duties performed by the Audit Committee include monitoring the integrity of the financial statements of Metro, reviewing the complete audit of the financial statements of Metro and its subsidiaries, reviewing and making recommendations to the Board of Directors regarding the internal auditor’s report and the certified public accountants’ audit report, reviewing the independence and performance of Metro’s independent registered public accounting firm and the pre-approval of professional services provided by the independent registered public accounting firm, reviewing the performance of Metro’s internal audit function and the monitoring of risks, which includes reviewing the adequacy of internal controls and assessing the extent to which audit recommendations have been implemented.  The members of the Audit Committee are John J. Cardello, CPA (Chairman), Douglas S. Gelder, and Samir J. Srouji.  The Committee met four times in 2010.  The Audit Committee is governed by a written charter approved by the Board of Directors, a copy of which can be found on Metro’s website, www.mymetrobank.com, under the "Investor Relations" section in "Corporate Governance Highlights.” Each member of the Committee is independent, as defined by the NASDAQ Rules and the applicable rules of the SEC.  The Board has determined that Mr. Cardello, a CPA, is an Audit Committee financial expert, as defined by the SEC.  The report of the Audit Committee is located on page 17 of this Proxy Statement.

Nominating and Corporate Governance Committee.  The functions of the Nominating and Corporate Governance Committee are to identify individuals qualified to become directors and recommend that the Board of Directors nominate those candidates for election to the Board, develop and recommend to the Board a set of corporate governance principles applicable to Metro and otherwise take a leadership role in shaping our corporate governance. The members of the Committee are Douglas S. Gelder (Chairman), John J. Cardello and Samir J. Srouji.  Each member of the Committee is independent, as defined by the NASDAQ Rules.  The Committee met two times during 2010. The Nominating and Corporate Governance Committee is governed by a written charter approved by the Board of Directors, a copy of which can be found on Metro’s website, www.mymetrobank.com, under the "Investor Relations" section in "Corporate Governance Highlights.”

Compensation Committee.  The functions of the Compensation Committee are to evaluate Metro’s compensation policies and plans, to review and evaluate the individual performance of Metro’s directors, to establish the compensation of the directors, to evaluate, establish and approve or recommend to the full Board for approval the compensation of our named executive officers and other specified responsibilities related to personnel and compensation matters affecting Metro.  The members of the Compensation Committee are Alan R. Hassman (Chairman), Douglas S. Gelder and Michael A. Serluco. Each of the members of the Committee is independent, as defined in the NASDAQ Rules.  The Committee met two times in 2010. The Compensation Committee is governed by a written charter approved by the Board of Directors, a copy of which can be found on Metro’s website, www.mymetrobank.com, under the “Investor Relations” section in “Corporate Governance Highlights.” The Compensation Discussion and Analysis which begins on page 21 of this Proxy Statement contains additional information concerning the scope of authority of the Committee and a discussion of the role of management and compensation consultants in determining or recommending compensation of executives. The compensation consultant retained by the Committee in 2010, Mosteller & Associates, reviewed both Metro’s executive officer and director compensation.  The consultant was directed to review and compare the Metro director fees and stock option awards to that of similar banks and bank holding companies.  The list of banks and bank holding companies used in the comparative review is listed in the Compensation Discussion and Analysis.  The 2010 compensation of the directors remained unchanged from 2009. The Committee is also responsible for determining whether to recommend to our Board of Directors that the Compensation Discussion and Analysis section be included in the Annual Report on Form 10-K and Proxy Statement and for providing a Compensation Committee Report for the Proxy Statement. The Compensation Committee report appears on page 29 of this Proxy Statement.

Compliance Committee.  The functions of the Compliance Committee include representing and providing assistance to the Board in fulfilling its oversight responsibility relating to compliance with legal and regulatory requirements, reviewing reports of examination issued by federal and state banking authorities and other third parties with respect to legal and regulatory compliance, reviewing with the Board any issues coming to its attention regarding compliance with regulatory requirements, monitoring Metro’s compliance programs and monitoring compliance by Metro’s subsidiaries with all applicable laws, rules and regulations. The functions of the Oversight Committee were combined with the Compliance Committee in 2010. The members of the Compliance Committee are James R. Adair (Chairman), Douglas S. Gelder, Howell C. Mette and Michael A. Serluco. There were eight meetings of the Compliance and Oversight Committees in 2010.  The Compliance Committee is governed by a written charter approved by the Board of Directors, a copy of which can be found on Metro’s website, www.mymetrobank.com, under the “Investor Relations” section in “Corporate Governance Highlights.”

Related Party Transaction Policy and Procedures

The Board is responsible for reviewing and approving all related party transactions. The Board has adopted a written related party transactions policy. Related parties of Metro include our directors, executive officers, any greater than 5% beneficial owner of Metro’s common stock and the immediate family members of any of these groups.

Transactions covered by the policy include any single or series of related transactions between Metro and any related party of to which Metro is a party and from which a related party will derive financial benefit.  The following transactions are not covered by the policy:

•	Transactions available to all employees;
•
Compensation or benefits paid or awarded in the ordinary course of business to an executive officer in connection with such officer’s employment, provided Metro complies with the SEC reporting requirements regarding such compensation;

•	Compensation paid or awarded to a director which is approved by the full Board and is required to be reported in the proxy statement;
•	A transaction arising solely from the ownership of a class of Metro’s equity securities and all holders of that class receive the same benefit; or
•	A transaction involving rendering of services as a common or contract carrier, or public entity, at rates or charges fixed in conformity with law or governmental authority.

To identify related party transactions, each year we submit and require our directors and executive officers to complete Director and Officer Questionnaires listing any transactions with us in which the director, executive officer, or their immediate family members have an interest.  We review related party transactions for potential conflicts of interest.  A conflict of interest could occur if an individual’s private interest interferes with the interests of Metro or the Bank. To prevent actual and apparent conflicts of interest between related parties and Metro, the Board has mandated periodic training sessions regarding the related party transactions policy and the other governance policies.  Our Code of Business Conduct and Ethics requires all directors, executive officers and employees who may have a potential or apparent conflict of interest to notify Metro’s Chief Risk Officer, as well as Metro’s President. Directors and executive officers are to provide reasonable notice to the Chief Risk Officer and to the President of all changes or new business activities, related party relationships and board directorships as they arise.

In addition, Metro and the Bank are subject to Federal Reserve Regulation O, which deals with loans by federally regulated banks to executive officers, directors or 10% controlling shareholders (“Insiders”) of the applicable bank or bank holding company, or an entity controlled by any such Insider. Metro follows a Regulation O policy that prohibits the subsidiary bank from making loans to an Insider unless the loan (1) is made on substantially the same credit terms (including interest rates and collateralization) as, and following credit underwriting procedures that are not less stringent than, those prevailing at the time for comparable transactions by the Bank with other persons who are not subject to Regulation O and who are not employed by the Bank; and (2) does not involve more than the normal risk of repayment or present other unfavorable features. Metro and the Bank are examined periodically by bank regulators for compliance with Regulation O. Internal controls exist within Metro and the Bank to ensure that compliance with Regulation O is maintained on an ongoing basis. We believe that these policies provide appropriate levels of control and monitoring of the types of related party transactions that are likely to arise in the nature of our business and the associated risks.

Related-Party Transactions

Applicable SEC regulations require Metro to disclose transactions with certain related parties where the amount involved exceeds $120,000 and in which the related party has a direct or indirect material interest.  However, a person who has a position or relationship with a firm, corporation, or other entity that engages in a transaction with Metro is not deemed to have a material interest in the transaction where the interest arises only from such person’s position as a director of another entity and/or arises only from the ownership by such person (and such person’s immediate family members) in the other entity if that ownership is under 10%, excluding partnerships.  Transactions in which a related person does not have a direct or indirect material interest are not required to be disclosed.

Customer Relationships.  During 2009 and 2010, the Bank had, and expects to have in the future, loan and deposit account banking transactions in the ordinary course of business with directors, officers, and principal shareholders (and their associates) of Metro.  All loans and commitments to lend made to such persons and to the companies with which they are associated were made in the ordinary course of business, on substantially the same terms, (including interest rates, collateral on the loans, and repayment terms), as those prevailing at the same time for comparable transactions with persons not related to or employed by Metro.  Management believes that these loans present no more than the normal risk of collectability or other unfavorable features. Also, these loans and extensions of credit are governed by Regulation O. We discuss our process for managing transactions governed by Regulation O above. The loans to these persons and related companies amounted to approximately $12.0 million, or 1%, of total loans outstanding as of December 31, 2010.

Business Relationships.  In the ordinary course of business, we may enter into transactions with, or receive services from, entities affiliated with our directors or their immediate family members including the following:

Howell C. Mette, a director and 1.08% beneficial shareholder of Metro, is a shareholder (owning less than a 5% equity interest) in the law firm of Mette, Evans & Woodside, which Metro retained during 2010, and has retained for 2011.

Gary L. Nalbandian, Chairman, President and CEO of Metro and the Bank, and a 3.77% beneficial shareholder of Metro, is the Vice President/Treasurer/Secretary of NAI/Commercial-Industrial Realty Co. (“NAI/CIR”).  The Bank has utilized NAI/CIR to identify sites for its store expansions and to assist it in the sale of certain real estate assets acquired through the foreclosure of problem loans.  In connection with these transactions, NAI/CIR received commissions from independent third parties related to real estate transactions conducted on behalf of the Bank.  Mr. Nalbandian received no direct financial benefit from such commissions.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee met with management on March 11, 2011 to review and discuss Metro’s 2010 audited financial statements. The Audit Committee also met with ParenteBeard LLC, Metro’s independent registered public accounting firm and discussed the matters required by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees).  The Committee received the written disclosures and the letter from the independent accountants required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and also discussed with ParenteBeard LLC its independence.  Based on the review and these discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Metro’s Annual Report on Form 10-K for the year ended December 31, 2010.

By:  John J. Cardello, Chairman
Douglas S. Gelder
Samir J. Srouji

DIRECTOR COMPENSATION FOR FISCAL YEAR 2010

The following table lists the total compensation paid to Metro’s non-employee directors in 2010.

	Fees Earned
	or	Option	All Other
Name	Paid in Cash	Awards1	Compensation	Total

James R. Adair	$57,125	$32,150	n/a	$89,275

John J. Cardello, CPA	71,625	32,150	n/a	103,775

Douglas S. Gelder	89,250	32,150	n/a	121,400

Alan R. Hassman	40,000	32,150	n/a	72,150

Howell C. Mette	39,000	32,150	n/a	71,150

Michael A. Serluco	39,000	32,150	n/a	71,150

Samir J. Srouji, M.D.	48,000	32,150	n/a	80,150

1
This column shows the aggregate grant date fair value, under FASB ASC Topic 718, of options granted to each non-employee director in 2010. This is the amount Metro will recognize for financial statement reporting purposes over the award’s vesting schedule.  Except in the event of retirement of a director or a change in control of Metro, these options will vest at a rate of 25% per year, beginning one year after the date of grant.  These options were valued at $6.43 using a Black-Scholes option pricing model in accordance with FASB ASC Topic 718.  For a discussion on the valuation assumptions used, see Note 14 to Metro’s Notes to Consolidated Financial Statements included in Metro’s annual report on Form 10-K for the year ended December 31, 2010.

As of December 31, 2010, the aggregate number of unexercised options held by each non-employee director is set forth in the table below.

	Number of Options
Name	Vested	Unvested

James R. Adair	24,447	12,051

John J. Cardello, CPA	17,265	12,051

Douglas S. Gelder	28,038	12,051

Alan R. Hassman	28,038	12,051

Howell C. Mette	28,038	12,051

Michael A. Serluco	13,674	12,051

Samir J. Srouji, M.D.	28,038	12,051

Director’s Fees

Each of Metro’s directors, excluding Mr. Nalbandian, received an annual retainer fee of $35,000. For 2010, each director who was an active member of the Audit Committee, Executive Committee, the Nominating and Corporate Governance Committee, the Compensation Committee, the Compliance Committee, the Oversight Committee (the duties of this Committee were assumed by the Compliance Committee in May 2010) and the Real Estate Committee received $1,000 for each committee meeting attended. The members of the Audit Committee received an annual fee of $3,000 for their membership on this committee. The Chairman of the Audit Committee received an annual fee of $15,000 for his leadership of this committee and the Chairmen of each of the other Board committees listed in this paragraph received an annual fee of $3,000 for leadership of their respective committees. As an employee director, Mr. Nalbandian received no fee for his service as a member of the Board of Directors or for attendance at any committee meetings.

Stock Option Plans for Non-Employee Directors

In 2001, Metro adopted the 2001 Directors Stock Option Plan for non-employee directors (the "2001 Plan") which provides for the purchase of a total of not more than 343,100 shares of Metro’s common stock (as adjusted for all stock splits and dividends) by members of the Board of Directors of Metro and other persons who provide services to Metro but are not employees. The 2001 Plan expired on December 31, 2010 and no further options may be granted under the 2001 Plan. As of March 25, 2011 options to purchase 237,531 shares of Metro’s common stock (as adjusted for all stock splits and stock dividends through the record date) were outstanding under the 2001 Plan.

In 2010, Metro adopted the 2011 Directors Stock Option Plan for non-employee directors (the “2011 Plan”), which provides for the purchase of a total of not more than 200,000 shares of Metro’s common stock by members of the Board of Directors of Metro and other persons who provide services to Metro but are not employees. Options may be granted under the 2011 Plan through December 31, 2020. Under the 2011 Plan, members of the Board of Directors of Metro and others who are not also employees of Metro are entitled to receive options to purchase Metro’s common stock. Options granted pursuant to the 2011 Plan, may be exercised in whole, or from time to time in part, beginning on the earlier to occur of (1) one year after the date of their grant ratably over four years; (2) retirement from the Board; or (3) a "change in control" of Metro as such term is defined in the 2011 Plan. As of March 25, 2011, options to purchase 35,000 shares of Metro’s common stock were outstanding under the 2011 Plan and 165,000 shares of Metro’s common stock were available for issuance of options under the 2011 Plan.

The non-employee director stock option plans are administered by our Board, including non-employee directors. Options granted under the non-employee director plan are not "incentive stock options" as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Option exercise prices equal 100% of the fair market value of Metro's common stock on the date of option grant. The Board has the discretion to grant options under the 2011 Plan to non-employee directors or to other persons who are not employees of Metro and determine the number of shares subject to each option, the rate of option exercisability, and the duration of the options. Unless terminated earlier by the option's terms, options granted under the 2011 Plan expire ten years after the date they are granted.  Options are not transferable other than by will or laws of descent and distribution.  A director can exercise options (1) while serving as a director of Metro; (2) following retirement from the Board; or (3) within three months after he has ceased to serve as a director  (unless the director is removed from office, in such event, all of the director’s outstanding options shall be forfeited).  If a director dies within the option period, the director’s estate may exercise the option within three months of his or her death (but not later than the end of the option’s original term). The number of shares subject to option and the option price will be appropriately adjusted if the number of issued shares is decreased or increased by changes in par value, a combination, stock dividend or the like.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee members are Alan R. Hassman (Chairman), Douglas S. Gelder and Michael A. Serluco.  No person who served as a member of the Compensation Committee during 2010 was a current or former employee of Metro or any of our subsidiaries or, except as previously disclosed, engaged in certain transactions with Metro required to be disclosed by regulations of the SEC. Additionally, there was no Compensation Committee “interlocks” during 2010, which generally means that no executive officer of Metro served as a director or member of the Compensation Committee of another entity, one of whose executive officers served as a director or member of the Compensation Committee of Metro.

Compensation Policies and Practices and Risks to the Company

Senior management of the Company has concluded that Metro does not compensate and incentivize its executives and other employees in such a way that creates risks that are reasonably likely to have a material adverse effect on the Company.  To reach this conclusion, the management reviewed and considered that the major risks affecting the Company, including changes in interest rates, failure of borrowers to repay their loans, inadequate provisions for loan losses, other than temporary impairment charges on our investment securities, are more directly related to the economy than to acts of individual employees.  In its review of the possible risks inherent in the Company’s compensation program, the management considered that:

•	The Company is not comprised of several business units (it has one major subsidiary, the Bank) where one unit is significantly more profitable than the other.

•
Except for residential and Small Business Administration (“SBA”) lenders, the structure of the compensation program is uniform for the entire Company. Residential lenders do not receive a base salary and are instead paid commissions based on loans closed and sold in the secondary market; however, the lenders do not set the lending standards.  Residential loans must conform to Metro and secondary market underwriting standards; the lenders have no influence on the credit approval process. SBA lenders receive performance bonuses based on loans closed and sold in the secondary market; they are awarded a pre-determined percentage of any gain received by Metro when the loans are sold.  The terms of these loans are approved by Metro’s independent credit department and must conform to the combined standards set by Metro and the SBA.  SBA lenders have no involvement in the credit decision process.

•
In an effort to align the interests of our executive officers and other employees with the long term interests of our shareholders, the Company focuses its compensation program on long-term compensation in the form of stock options which vest over a period of years.

•
The Compensation Committee does not establish individual target performance levels for Metro’s named executive officers. The Committee has a broad and general approach to setting compensation which involves an assessment of the performance of the Company and the individual in the previous year, with a consideration of the economic and regulatory environment during the year and the employees’ response, both individually and as a group to such environment.  In its discretion, the Committee determines the weight to be assigned to Company and individual performance.

•
While both Company and individual performance are considered when awarding compensation, as a general matter, the Compensation Committee rewards group effort over individual performance.  Historically, when the Company has performed well, the employees, as a group, rather than individually, have been rewarded with higher compensation; when the Company has not performed well, the Compensation Committee has withheld (or minimized) salary increases and annual bonuses and has made smaller stock option awards.

With the focus on long-term, rather than short-term compensation and the rewarding of group effort over individual performance, the Company believes there is less of an incentive for our employees to take excessive risks which would adversely affect the Company.

EXECUTIVE OFFICERS

The following table shows the name, age, position, and business experience for the past five years of each of Metro’s executive officers as of March 25, 2011 determined in accordance with the rules and regulations of the SEC.

		Positions with Metro and/or its Subsidiaries
Name	Age	Principal Occupation

Gary L. Nalbandian	68	Chairman, President and CEO of Metro and the Bank.

Mark A. Zody, CPA	47	Executive Vice President and Chief Financial Officer
		of Metro and the Bank.

Peter M. Musumeci, Jr.	60	Executive Vice President and Senior Loan Officer of the Bank
		since June 2009. Prior to joining Metro in June 2009, Mr. Musumeci was
		Executive Vice President and Chief Credit Officer of Commerce Bancorp, Inc.
		from 1974 to June 2008.

Mark A. Ritter	51	Executive Vice President and Chief Operating Officer of Metro
		and the Bank since October 2007. Prior to joining Metro in October
		2007, Mr. Ritter was the President and CEO of Sterling Financial Trust
		Company from 2001 to October 2007.

James R. Ridd	49	Senior Vice President and Chief Credit Officer of Metro and the Bank.

COMPENSATION DISCUSSION AND ANALYSIS
Overview

Our Compensation Discussion and Analysis (“CD&A”) discusses the compensation awarded to our Chief Executive Officer (CEO), Chief Financial Officer (CFO) and our other three most highly compensated executive officers.  These executives are referred to as the “named executive officers” in this CD&A.  We may also use the term “executive officers” to refer to these individuals as in this proxy statement, our named executive officers are the same individuals designated by our Board of Directors as “executive officers” pursuant to the Exchange Act and its rules and regulations.  In previous years, we have had additional executive officers.  Specifically, we address the following topics in our discussion and analysis of the compensation of the named executive officers:

•	our compensation philosophy and objectives;
•	what our compensation program is designed to reward;
•	the components of and why we pay each component of our executive compensation program;
•	how each component and the Board’s decision regarding each component fit into our overall compensation objectives and affect decisions regarding other elements; and
•	how we have determined the amount for each component of executive compensation, including the roles of our Compensation Committee, our management and the compensation consultant.

Compensation Philosophy

The intent of our executive compensation program is to create an environment in which Metro’s compensation objectives as listed below will be achieved.  The program is designed to support Metro’s core values and strategic objectives.  We believe in maintaining a competitive compensation package to attract executive talent and ensure continuity of the management team, all with the goal of increasing shareholder value over the long-term.  Our compensation program focuses on long-term compensation in the form of stock options in order to further Metro’s objective of aligning the interests of executive officers with the long-term interests of our shareholders.  Because the grant of stock options allows our executives to share in the growth of value they create for our shareholders, we believe this focus will improve the long-term growth for the shareholders.

Compensation Objectives

The objectives of our executive compensation program are as follows:

•	attract, retain, reward and motivate executive officers to achieve Metro’s business objectives;
•	align the interest of executive officers with the long-term interests of our shareholders;
•	provide compensation packages competitive with those of similar bank holding companies and banks; and
•	encourage stock ownership by our executive officers.

What Our Program is Designed to Reward

Our compensation program is designed to reward hard work; deposit and loan growth; improvement from year to year in total revenues, net income, net income per share and shareholder value; promotion of Metro’s brand and customer loyalty; excellent customer service and long-term service to Metro.

Compensation Components and Why We Pay Each Component

We structure executive compensation to create a relationship between compensation awarded and the individual’s experience, responsibilities and performance, as well as the long-term interests of our shareholders. During 2008, except for Mr. Ritter, who was hired in October 2007, our named executive officers did not have employment, severance or change in control arrangements. In order to attract the talents of Mr. Ritter, who had been the President and CEO of another financial institution, the Board of Directors approved an employment agreement with him in 2007.  Then, at the recommendation of Metro’s Compensation Committee, the Board of Directors approved employment agreements for Messrs. Nalbandian, Zody and Ridd effective February 23, 2009.  While the Board of Directors continues to believe that the focus of Metro’s compensation program should be stock options, with the fall in the price of stocks in the United States and worldwide, the Board desired to provide greater financial security to its executive officers with severance payments pursuant to employment agreements in the event of a termination of their employment through no fault of their own.  Moreover, the Board believed it to be in the best interests of Metro and its shareholders to enter into these employment agreements in order to retain these named executive officers and provide continuity of the executive management team as Metro progressed through the following major events:

•	Termination of the Network Agreement and Master Services Agreement between Metro and TD Bank;
•	Conversion of core system hosting, item processing, deposit and loan processing, electronic banking, data warehousing and various other banking services from TD Bank to Fiserv Solutions, Inc.; and
•	The anticipated merger with Republic First Bancorp, Inc.

While not aware of any effort to take control of Metro, the Board considered its desire to allay any concerns by the executive management over the loss of their employment in the event of a change in control, along with its desire to maintain the executive management team’s focus on the challenges that Metro then faced when it approved the employment agreements.

At the time that Mr. Musumeci was hired in June 2009, the major events cited above were well underway.  Mr. Musumeci was provided with a competitive base salary, commensurate with his experience and the position of Senior Loan Officer.  Consequently, the Board determined that the conditions for an employment agreement for Mr. Musumeci did not exist.

Compensation for our named executive officers consists of the following components:

•	base salary;
•	annual bonus;
•	stock option awards; and
•	other benefits.

Base Salary

Base salaries for our named executive officers are intended to be competitive in order to attract and retain executive talent and are dependent upon the executive’s responsibilities, experience and performance. In determining salaries, the Compensation Committee considers each individual’s position, performance and experience as well as the competitive salary data provided by our compensation consultant.

Bonus

Periodically, the Compensation Committee determines the amount of any bonuses to be awarded to the named executive officers.  In determining bonuses, the Committee reviews and evaluates each executive officer’s performance within the context of Metro’s performance during the previous fiscal year and considers competitive salary data provided in the most recent compensation consultant’s review.  In assessing individual and Company performance, the Committee considers the regulatory and economic environment within which the Company has operated. Bonuses are intended to provide a direct, discretionary cash incentive to our named executive officers.  If the Compensation Committee determines that bonuses for the executive officers as a group are appropriate, it seeks input from our Chief Executive Officer with respect to the other named executive officers.  In conjunction with this input and with information and analysis provided by our compensation consultant concerning bonuses awarded at other companies, the Compensation Committee uses its judgment in determining the current year bonus for each named executive officer.

Option Awards

The focus of Metro’s compensation program is the granting of stock options in order to align executive compensation with Metro’s long-term performance and shareholder return.  The stock option program is also designed to recognize the executive’s responsibilities, experience and performance.  In determining stock option awards, our Compensation Committee considers the performance of each executive and of Metro during the previous year, as well as, information and analysis provided by our compensation consultant and the expected performance of the executive during the current year. Stock options granted in 2011 were reflective of each named executive officer’s 2010 performance as well as the expected contribution of each executive officer to Metro’s future success.  Such expected contribution is developed and expressed to the respective executives through Metro’s performance review process and may be revised during the year as appropriate.

In February 2011, upon ratification by the Board, our Compensation Committee, using the same evaluation criteria discussed above, awarded stock options to our executive officers based on each executive officer’s 2010 performance as well as the expected contribution of each executive officer to Metro’s future success. The exercise price for all stock option grants is the closing price of Metro stock on the NASDAQ Global Select Market on the date of grant. Except for an occasional one-time grant of stock options that may be awarded to a new employee, the grant date of stock options awarded by Metro is the date that the Board of Directors ratifies the awards determined by  the Compensation Committee at its February meeting, the first meeting of the calendar year for the Committee. The Board meeting is a few days following the meeting of the Committee.  Both meetings are usually in mid-February. Options granted in February 2011 were valued at $6.44 per share using a Black-Scholes option pricing model in accordance with FASB ASC Topic 718.

Metro expenses stock option grants in accordance with FASB ASC Topic 718. When determining the amount of stock options to grant, the Compensation Committee considers the cost of the grant with its potential benefits as a compensation component. We believe that granting stock options effectively balances the objective of aligning executive compensation with Metro’s long-term performance and shareholder return.

In addition to granting options to the named executive officers, under the amended and restated option plan, the Compensation Committee has the discretion to also grant shares of restricted stock. To date, the Compensation Committee has not exercised this discretion.  Because restricted stock would be granted without any payment from the grantee (however, there would be conditions placed on full transferability of such stock), the Committee is being cautious to assure that such grants of restricted stock are appropriate.

Other Benefits

Metro provides the named executive officers with other benefits which are, reflected in the Summary Compensation Table located later in this proxy statement under the heading, “All Other Compensation.” We believe these benefits are reasonable, competitive and consistent with our overall compensation structure. The cost of these benefits is not material to each named executive officer’s total compensation. Benefits include: life insurance premiums; long-term disability insurance premiums; long-term care insurance premiums; 401(k) matching contributions; personal use of a company car or automobile allowance; and country club dues. We believe that such benefits are comparable to benefits offered to executive officers by other employers and a necessary component of Metro’s compensation in order to attract and retain executive officers.

At a level equal to all employees, Metro offers a comprehensive benefits package for health, dental and vision insurance coverage to all full-time employees, including the named executive officers, their spouses and dependent children. Metro pays a portion of the premiums for the coverage selected and the amount paid varies with each health, dental and vision plan.  All of the named executive officers have elected one of the standard coverage plans available. Except for the Chief Executive Officer, Metro does not provide post retirement health, dental or vision benefits to its named executive officers or to any other employee.  Pursuant to Mr. Nalbandian’s employment agreement, he is to receive medical insurance coverage for himself and his dependents, if any, for his life.

Metro offers an employee stock purchase plan to all of our employees in an effort to advance the interests of Metro and our shareholders by encouraging our employees to acquire a stake in the future of Metro through the purchase of shares of our common stock, thereby aligning the interests of the employees with those of our shareholders.  Our named executive officers are eligible to participate in this plan on the same terms as all other employees.

Stock Ownership Guidelines

The Compensation Committee believes that it is in the best interests of our shareholders for our executive officers and directors to own Metro’s common stock. “Stock ownership” includes stock owned directly, stock owned indirectly through our 401(k) plan and stock option grants. While the Compensation Committee has not established stock ownership guidelines or requirements, we encourage all executive officers and directors to own stock through one or more of these means.

How Each Component and the Board’s Decision Regarding Each Component Fit into Our Compensation Objectives and Affect Decisions Regarding Other Components

Each component of our compensation program is designed to provide a competitive compensation package that will attract, retain, reward and motivate our executive officers to achieve Metro’s business objectives.  Due to the importance the Board places on its objective of aligning the interests of our executive officers with the long-term interests of our shareholders, our compensation program places greater focus on granting stock options.  Because the value of the stock options is dependent upon increases in Metro’s stock price after the date that the options are granted, the Board believes the stock option program effectively aligns these interests.  The stock option program also furthers the objective of encouraging stock ownership by our executive officers.  As discounted stock options, reload stock options or re-pricing of stock options would be counter to our objective of aligning the interests of executive officers with the long-terms interests of our shareholders, our stock option plan does not permit such grants.  In furtherance of our philosophy of ensuring continuity of management and to encourage a long-term perspective, stock options are not exercisable until one year after the date of grant and then are exercisable ratably over four years.  Stock options expire no later than ten years from the date of grant.  Because of the focus on granting stock options, the salary and bonus component of our compensation package may be lower than that of our competitors.

How We Have Determined the Amount of Compensation

Role of the Compensation Committee

A central role of the Compensation Committee is to assist our Board in carrying out the Board’s responsibilities relating to the compensation of Metro’s executive officers and directors.  Subject to ratification by the full Board of Directors, the Compensation Committee has overall responsibility for oversight, evaluation, assessment and approval of (1) executive officer compensation plans and programs, (2) all compensation programs involving the issuance of stock-based compensation and (3) director compensation plans and programs. The Compensation Committee typically reviews and determines executive compensation in February of each year.  However, due to circumstances that arise during the year, the Compensation Committee may recommend a compensation increase at other times, such as its recommendation to the Board in October 2008 of an increase in base salary (which was effective November 3, 2008) for Mr. Nalbandian and for increases in base salary and cash bonuses for Messrs. Zody, Ritter and Ridd and certain other executive officers based upon the significantly increased level of responsibility for each executive officer associated with each of the following:

•	The negotiation of and the termination of the Network Agreement and Master Services Agreement between Metro and TD Bank;
•	Conversion of core system hosting, item processing, deposit and loan processing, electronic banking, data warehousing and various other banking services from TD Bank to another service provider; and
•	The merger negotiations with and anticipated merger with Republic First Bancorp, Inc.

At its February meeting when it sets the named executive officer’s compensation for the year, the Compensation Committee reviews the performance of Metro and each of the named executive officers during the previous year.  Factors included in compensation decisions for executive officers include, but are not limited to:

•	financial measurements of Metro’s performance such as asset, deposit and loan growth, total revenues, net income, net income per share, asset quality and shareholder returns;
•	evaluation of the performance of each executive in the following areas:
o	promotion of Metro brand;
o	execution of Metro model;
o	enforcement of Metro culture; and
o	achievement of operational and/or industry excellence by improving the customer experience;
•	competitive data from compensation consultants; and
•	the report of the compensation consultant.

The Committee does not establish individual target performance levels for Metro’s named executive officers.  The Committee’s broader and more general approach to setting compensation involves an assessment of the previous year, with a consideration of the economic and regulatory environment during the year and the executives’ response, both individually and as a group to such environment.  The Committee also considers the expected work load and challenges facing the executives, in the current year. For example, in setting compensation for 2009, the Committee placed significance on the fact that certain executives had received pay increases and bonuses in the fall of 2008.  The Committee decided that the named executive officers would not receive base salary increases for 2010 and that no bonuses would be paid to the then named executive officers in 2010 for their performance in 2009 based upon the fact that the Company recorded a net loss result for the 2009 fiscal year.

During 2010, the Company faced challenges such as terminating the merger agreement with Republic First Bancorp, a continued weak economy, a difficult credit environment and increased regulation.  Yet, with the commitment of its executives and other employees, the Company experienced growth in total deposits, stabilization of asset quality and recorded net income on a normalized basis.  For fiscal year 2010, the Bank ranked third for number of loans originated and fourth in total dollars of loan production in the U.S. Small Business Administration’s Philadelphia District, which comprises of 40 counties in the eastern half of Pennsylvania.  The Bank increased the number of households it serves by 5%, reached total assets of $2.23 billion and total deposits in excess of $1.83 billion.  With this performance, the Compensation Committee increased the 2011 base salaries of Messr. Nalbandian, Zody, Ritter and Ridd and awarded the bonuses for fiscal year 2010 as set form in the Summary Compensation Table on page 29.

Our Compensation Committee generally does not follow compensation formulas or react to short-term changes in Metro’s performance in determining the amount and mix of compensation components. We do not believe that it is appropriate to establish compensation levels primarily based on benchmarking.  We believe that information regarding pay practices at other banks and bank holding companies is useful, in that we recognize that our compensation practices must be competitive in the marketplace.  However, this marketplace information is only one of the factors that we consider in assessing the level and the components of executive officer compensation.  See the discussion below regarding the role of the compensation consultant in determining executive compensation.

Role of Management in Determining or Recommending Compensation

Compensation Committee Chairman Alan Hassman works with CEO Nalbandian and CFO Zody in establishing Compensation Committee meeting agendas.  The Committee typically meets with the CEO and certain other named executive officers in its general discussions of our compensation policies and programs.  However, the Committee meets in executive session without any members of management present to determine specific compensation packages for the named executive officers.  The CEO provides the Committee with performance evaluations and makes recommendations concerning the amount and composition of compensation to be awarded to each of our named executive officers, excluding himself. In addition, the Committee has many opportunities throughout the year to observe firsthand the performance of the named executive officers during monthly Board of Directors meetings as well as portions of certain Board Committee meetings when the executives present to the Board the operational and financial performance and associated risks in each executive’s area of responsibility. The Compensation Committee reviews and considers the CEO’s recommendations and then makes a final determination, subject to ratification by the full Board.

Role of Compensation Consultant in Determining Executive Compensation

The Compensation Committee periodically retains the services of an independent compensation consultant, to evaluate Metro’s executive compensation.  In 2010, the Compensation Committee retained Mosteller & Associates (“Mosteller”) headquartered in Reading, PA and directed the compensation consultant to review and compare base salary, bonus, stock option awards, and all other forms of compensation (if any) for Metro’s executive officers to that of several banks and bank holding companies similar in size to Metro. The compensation consultant did not provide any non-executive compensation services during 2010.

In its review and comparison, Mosteller used published salary surveys, market analyses and proxy statement compensation data of the following Mid-Atlantic banks and bank holding companies:

Organization
Abington Bancorp, Inc. (PA)
ACNB Corporation (PA)
Beneficial Mutual Bancorp, Inc. (PA)
Bryn Mawr Bank Corporation (PA)
City Holding Corporation (WV)
Eagle Bancorp, Inc. (MD)
ESB Financial Corporation (PA)
First Defiance Financial Corporation (OH)
First United Corporation (MD)
Ocean First Financial Corporation (NJ)

Orrstown Financial Services, Inc. (PA)
Parkvale Financial Corporation (PA)
Peoples Bancorp, Inc. (OH)
Sandy Spring Bancorp, Inc. (MD)
S&T Bancorp Inc. (PA)
Summit Financial Group, Inc. (WV)
Tower Bancorp, Inc. (PA)
Univest Corporation of PA (PA)
VIST Financial Corporation (PA)
WSFS Financial Corporation (DE)

Mosteller reported to the Committee that the 2010 base salaries of Metro’s CEO, and, Chief Credit Officer were above the median or 50th percentile, of the competitive market but below the 75th percentile.  The base salary of the CFO was at the median or 50th percentile and the base salary of the Chief Operating Officer was below the 50th percentile.  The base salary of the Senior Loan Officer was above the 75th percentile of the competitive market. With respect to bonuses, none of Metro’s named executive officers received a bonus in 2009. Mosteller reported that historically, the bonus levels awarded by Metro to its executive officers as a percent of base salary were considerably less than the market levels for all of the Company’s named executive officers. Stock option grants, however, were found by the consultant to exceed those offered by competitive banks (although not sufficiently high to make up for the competitive gap in total direct compensation).  Total direct compensation (base salary plus bonus plus stock option grant value) for the CEO and Chief Credit Officer were at the median or 50th percentile of the competitive market.  Total direct compensation for the CFO and the Chief Operating Officer were below the 50th percentile and was above the 75th percentile for the Senior Loan Officer.  The Compensation Committee did not seek and the compensation consultant did not provide specific compensation recommendations for the executive officers. The Compensation Committee reviewed the information provided by the consultant and determined that Metro’s executive compensation program is consistent with Metro’s practice and philosophy of focusing on stock option grants while maintaining competitive, short-term cash compensation. The Compensation Committee determined that the salary, bonus and stock option awards (considered to be total direct compensation by the compensation consultant) for each named executive officer in 2010 fell within a reasonable range of compensation paid to executive officers of comparable companies and was consistent with the Compensation Committees’ desire to target compensation for Metro’s named executive officers to approximately the 75th percentile.

Chief Executive Officer Compensation

Mr. Nalbandian’s 2010 base salary was unchanged from the base salary approved for him in October 2008.  In addition to considering Mr. Nalbandian’s individual performance in 2008 when it recommended an increase in base salary in October 2008, the Compensation Committee considered that Mr. Nalbandian’s base salary in 2007 and for the first 10 months of 2008 was below the 50th percentile of the competitive market (as reported by the Pierson Group, the independent compensation consultant that the Compensation Committee retained at that time). The Compensation Committee and the Board value Mr. Nalbandian and wanted to bring his base salary closer to that of his peers. In determining salary and bonus for Mr. Nalbandian, the Compensation Committee evaluated his individual performance, within the context of Metro’s performance, including the Company’s record net income performance in 2008 as well as his individual contributions to Metro’s performance.  His 2008 bonus was awarded based upon that evaluation.  The additional base salary awarded to Mr. Nalbandian by the Board of Directors in November 2008 was due to his significantly increased responsibilities with respect to the termination of the agreements with TD Bank, the conversion of the Banks’ systems to a new service provider and his negotiation and due diligence regarding the planned merger with Republic First Bancorp which was anticipated at that time.

Mr. Nalbandian, as well as the other named executive officers, did not receive a bonus for 2009 performance based upon the fact that the Company recorded a net loss result in fiscal year 2009.  Also because of the Company’s 2009 performance, the Board did not award Mr. Nalbandian an increase in base salary for 2010.

Mr. Nalbandian was awarded stock options in February 2010 based upon his 2009 individual performance as described above, as well as his expected contribution to Metro’s future success.  He was awarded stock options in February 2011 based upon his 2010 performance as well as his expected contribution to Metro’s future success.

The Compensation Committee believes that the 2010 compensation for Mr. Nalbandian is consistent with Metro’s compensation philosophy and objectives.

In providing Mr. Nalbandian with an employment agreement pursuant to which he would receive three times his compensation and other benefits in the event of his termination, the Board considered Mr. Nalbandian’s long service to the Company, that in the past, the base salary and bonus provided to him were below the median provided to chief executive officers of peer companies and that Metro’s bonus levels were considerably below market levels.  The Board also considered that Metro does not have certain long-term compensation arrangements, such as a supplemental retirement plan or a defined benefit plan, both of which many of Metro’s competitors have.  Because of the amount of the compensation that would be awarded due to Mr. Nalbandian’s termination, the Board provided a “double trigger” in the event of a change in control. This means that in the event of a change in control, in order for Mr. Nalbandian to receive the termination benefits, he must be terminated without cause or have “good reason” for terminating his employment.  See the discussion of Mr. Nalbandian’s employment agreement under “Benefits under Employment Agreements” beginning on page 34 of this proxy statement.

Other Executive Officer Compensation

The Compensation Committee believes salaries are dependent upon the responsibilities, experience and performance of each executive officer.

In determining bonuses in October 2008 for Messrs. Zody, Ritter, and Ridd, the Compensation Committee evaluated the individual performance of each executive, within the context of Metro’s performance, and the individual contribution of each executive to Metro’s performance.  Bonuses were awarded based on that evaluation. In February 2010, when considering annual bonuses for the 2009 fiscal year, the Committee decided that no bonuses would be paid to the then named executive officers for their performance in 2009 based upon the fact that the Company recorded a net loss result for the 2009 fiscal year. In awarding bonuses for performance in 2010, the Committee recognized the achievements of the individual executives and the Company in 2010 as stated above.

Each executive officer was awarded stock options in 2010 reflective of the individual performance of each executive in 2009 as well as the expected contribution of each executive to Metro’s future success.  The named executive officers were awarded stock options in February 2011 based upon the individual performance of each executive in 2010 as well as the expected contribution of each executive to Metro’s future success.

The Compensation Committee believes that the 2010 compensation for these executives is consistent with our overall compensation philosophy and objectives.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the section of this Proxy Statement captioned “Compensation Discussion and Analysis.” Based on this review and discussion, the Committee recommended to the Board of Directors that this section be included in the Annual Report on Form 10-K for the year ended December 31, 2010 and in this Proxy Statement.

COMPENSATION COMMITTEE
By:  Alan R. Hassman, Chairman
Douglas S. Gelder
Michael A. Serluco

EXECUTIVE COMPENSATION

Summary Compensation Table for Fiscal Year 2010

The following table is a summary of certain information concerning the 2008, 2009 and 2010 compensation awarded or paid to, or earned by Metro’s Chief Executive Officer, Chief Financial Officer and each of Metro’s other three most highly compensated executive officers during 2010, collectively referred to as the “named executive officers”.

				Option	All Other
Name and		Salary	Bonus	Awards	Compensation	Total
Principal Position	Year	($)	($)	($)1	($)2	($)

Gary L. Nalbandian	2010	$495,000	$60,000	$205,760	$12,803	$773,563
Chairman, President and	2009	495,000	-	192,888	12,263	700,151
Chief Executive Officer	2008	397,600	50,000	336,879	37,824	822,303
of Metro and the Bank

Mark A. Zody	2010	$252,000	$40,000	$90,020	$21,945	$403,965
Chief Financial Officer	2009	249,692	-	72,333	20,250	342,275
of Metro and the Bank	2008	205,500	37,000	115,802	18,291	376,593

Peter M. Musumeci, Jr.3	2010	$300,000	$-	$90,020	$-	$390,020
Senior Loan Officer	2009	165,000	-	-	-	165,000
of Metro and the Bank

Mark A. Ritter4	2010	$220,008	$25,000	$77,160	$26,841	$349,009
Chief Operating Officer	2009	219,046	-	42,194	22,634	283,874
of Metro and the Bank	2008	205,300	16,000	94,747	17,430	333,477

James R. Ridd	2010	$183,996	$6,000	$16,075	$17,946	$224,017
Chief Credit Officer	2009	183,228	-	21,105	18,703	223,036
of Metro and the Bank	2008	167,231	12,000	36,855	6,637	222,723

1
This column shows for each of the years shown, the aggregate grant date fair value of the stock options granted to each of the named executive officers in accordance with FASB ASC Topic 718.  The aggregate grant date fair value is the total amount Metro will recognize for financial statement reporting purposes over the award’s vesting schedule.  These options will vest at a rate of 25% per year, beginning one year after the date of grant.  Options granted in 2010 were valued at $6.43 for all 2010 grants. The Company used a Black-Scholes option pricing model in accordance with FASB ASC Topic 718.  For a discussion of the valuation assumptions used, see Note 14 to Metro’s Notes to Consolidated Financial Statements included in Metro’s annual report on Form 10-K for the year ended December 31, 2010.

2
Includes for fiscal year 2010 (a) contributions by the Bank to the executive officer’s 401(k) Retirement Savings Account in the amounts of $5,941 for Mr. Nalbandian, $7,350 for Mr. Zody, $6,600 for Mr. Ritter, and $4,554 for Mr. Ridd; and (b) Long Term Care insurance premiums in the amounts of $1,951 for Mr. Nalbandian, $842 for Mr. Zody, $979 for Mr. Ritter and $864 for Mr. Ridd.  Amounts in this column also include the personal use of a Bank provided automobile for Messrs. Nalbandian and Zody; car allowance paid to Messrs. Ritter and Ridd; amounts paid for country club dues for Messrs. Ritter and Ridd; and amounts paid for life insurance premiums and long-term disability premiums for Mr. Zody.

3	Mr. Musumeci joined Metro in June of 2009.

4
On March 22, 2011, Mark A. Ritter resigned from his position as Executive Vice President and Chief Operating Officer of Metro Bancorp, Inc. and of Metro Bank, subsidiary of the registrant, effective April 21, 2011.

Employee Stock Option Plan

In 1996, Metro’s shareholders approved the 1996 Employee Stock Option Plan (the “1996 Plan”) which provided for 1,254,738 shares of common stock (adjusted for all stock dividends and stock splits) for issuance under the 1996 Plan to officers and key employees of Metro and the Bank. Pursuant to the 1996 Plan, stock options were granted which qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), as incentive stock options as well as stock options that do not qualify as incentive stock options.  The 1996 Plan expired on December 31, 2005 and no further options may be granted under the 1996 Plan.  As of March 25, 2011, options to purchase 255,286 shares of Metro’s common stock (as adjusted for all stock dividends and stock splits) were outstanding under the 1996 Plan.

In 2005, the Board of Directors adopted and Metro’s shareholders approved the adoption of the 2006 Employee Stock Option Plan (the “2006 Plan”) for the officers and employees of Metro and the Bank.  The 2006 Plan commenced January 1, 2006 and replaced the 1996 Plan. We initially reserved 500,000 shares of common stock and in 2008, the shareholders authorized an additional 500,000 shares for issuance under the 2006 Plan. In 2010, the shareholders approved an amendment and restatement of the 2006 Plan to add restricted stock to the securities that may be awarded under the plan.  The 2006 Plan will expire December 31, 2015.  The purpose of the 2006 Plan is to provide additional incentive to officers and employees of Metro and the Bank by encouraging them to invest in Metro’s common stock and thereby acquire a proprietary interest in Metro and an increased personal interest in Metro’s continued success and progress. As of March 25, 2011, no shares of restricted stock had been granted and options to purchase 707,921 shares of Metro’s common stock were outstanding under the 2006 Plan.

The 1996 Plan and the 2006 Plan are collectively referred to as the “Employee Plans”.

The Employee Plans are administered by the Compensation Committee, which is appointed by the Board of Directors and consists only of independent directors who are not eligible to receive awards under the Employee Plans. The Compensation Committee determines, among other things, which officers and employees receive options or restricted stock, the type of option (qualified stock options, non-qualified stock options, or a combination of the two types) to be granted, the number of shares of restricted stock to be granted or subject to each option grant, the conditions to be placed on the shares of restricted stock which must be met before  such shares are fully transferable, the rate of option exercisability and, subject to certain other provisions to be discussed below, the option price and duration of the option. Qualified stock options first exercisable by an employee in any one year under the Employee Plans may not exceed $100,000 in value (determined at the time of grant).

In the event of any change in the capitalization of Metro, such as by stock dividend, stock split or what the Board of Directors deems in its sole discretion to be similar circumstances, the aggregate number and kind of shares which may be issued under the Employee Plans will be appropriately adjusted in a manner determined in the sole discretion of the Board of Directors. The option price for options issued must be at least equal to 100% of the fair market value of Metro’s common stock as of the date the option is granted.

Options granted pursuant to the Employee Plans are not exercisable until one year after the date of grant and then are exercisable evenly over four years from the date of grant. The Employee Plans provide that the Board or the Compensation Committee may establish different or additional terms regarding the exercise of any option.

Except as otherwise authorized by the Compensation Committee with respect to non-qualified stock options only, options are not transferable, except by will or the laws of descent and distribution in the event of death.

Under the Employee Plans, unless terminated earlier by the option's terms, both incentive stock options and non-qualified stock options expire ten years after the date they are granted. Options terminate three months after the date on which employment is terminated, other than by reason of retirement, death or disability. The option terminates three years from the date of termination due to retirement or death and one year from the date of termination due to disability (but not later than the scheduled termination date). During an optionee's lifetime, the option is exercisable only by the optionee including, for this purpose, the optionee's legal guardian or custodian in the event of disability.

During 2010 Metro granted stock options to purchase an aggregate of 157,900 shares of Metro’s common stock at an average price of $12.31 per share under the 2006 Metro Employee Stock Option Plan.  During 2010 a total of 2,735 options were exercised under the Employee Plans.

Executive Stock Option Grants in Fiscal Year 2010

The following table shows the stock options granted to the named executive officers in 2010.

GRANTS OF PLAN-BASED AWARDS IN FISCAL YEAR 2010

Name	Grant Date	Number of Securities Underlying Options1	Exercise or Base Price of Option Awards2	Grant Date Fair Value of Stock and Option Awards3

Gary L. Nalbandian	2/19/2010	32,000	$12.28	$205,760

Mark A. Zody	2/19/2010	14,000	12.28	90,020

Peter M. Musumeci, Jr.	2/19/2010	14,000	12.28	90,020

Mark A. Ritter	2/19/2010	12,000	12.28	77,160

James R. Ridd	2/19/2010	2,500	12.28	16,075

1
This column shows the number of stock options granted in 2010 to each named executive officer.  These options are not exercisable until one year after the date of grant and then vest evenly over a four-year period; 25% of the options vested on February 19, 2011.  Continuation of employment is the only vesting condition.

2	This column shows the exercise price for the options granted in 2010 to each named executive officer. This was the closing market price on the date of grant of these options.

3
This column shows the full grant date fair value under FASB ASC Topic 718, of the stock options granted to each of the named executive officers in 2010.  The full grant date fair value is the total amount Metro will recognize for financial statement reporting purposes over the award’s vesting schedule.  These options will vest at a rate of 25% per year, beginning one year after the date of grant.  Options granted in 2010 were valued at $6.43 for all 2010 grants. The Company used a Black-Scholes option pricing model in accordance with FASB ASC Topic 718.  For a discussion of the valuation assumptions used, see Note 14 to Metro’s Notes to Consolidated Financial Statements included in Metro’s annual report on Form 10-K for the year ended December 31, 2010.

OUTSTANDING EQUITY AWARDS AT 2010 FISCAL YEAR-END

The table on the following page sets forth certain information as of December 31, 2010 regarding the number of vested and unvested stock option awards for each named executive officer, as adjusted for all stock splits and stock dividends through December 31, 2010.  Each grant is shown separately for each named executive officer.

Name	Option Grant Date	Number of Securities Underlying Unexercised Options- Exercisable	Number of Securities Underlying Unexercised Options- Unexercisable1	Option Exercise Price2	Option Expiration Date

Gary L. Nalbandian	11/16/2001	34,728		$15.55	11/16/2011
	2/21/2003	31,499		17.98	2/21/2013
	2/20/2004	30,000		25.38	2/20/2014
	2/18/2005	22,500		33.50	2/18/2015
	2/17/2006	28,000		31.25	2/17/2016
	2/16/2007	24,375	8,125	28.51	2/16/2017
	2/22/2008	16,000	16,000	27.00	2/22/2018
	2/20/2009	8,000	24,000	16.17	2/20/2019
	2/19/2010		32,000	12.28	2/19/2020

Mark A. Zody	11/16/2001	8,102		$15.55	11/16/2011
	2/21/2003	8,399		17.98	2/21/2013
	2/20/2004	8,500		25.38	2/20/2014
	2/18/2005	5,250		33.50	2/18/2015
	2/17/2006	10,000		31.25	2/17/2016
	2/16/2007	8,250	2,750	28.51	2/16/2017
	2/22/2008	5,500	5,500	27.00	2/22/2018
	2/20/2009	3,000	9,000	16.17	2/20/2019
	2/19/2010		14,000	12.28	2/19/2020

Peter M. Musumeci, Jr.	2/19/2010		14,000	$12.28	2/19/2020

Mark A. Ritter	2/22/2008	4,500	4,500	$27.00	2/22/2018
	2/20/2009	1,750	5,250	16.17	2/20/2019
	2/19/2010		12,000	12.28	2/19/2020

James R. Ridd	11/16/2001	5,788		$15.55	11/16/2011
	2/21/2003	5,250		17.98	2/21/2013
	2/20/2004	5,000		25.38	2/20/2014
	2/18/2005	3,000		33.50	2/18/2015
	2/17/2006	3,500		31.25	2/17/2016
	2/16/2007	2,625	875	28.51	2/16/2017
	2/22/2008	1,750	1,750	27.00	2/22/2018
	2/20/2009	875	2,625	16.17	2/20/2019
	2/19/2010		2,500	12.28	2/19/2020

1
These options vest at a rate of 25% of the total grant per year, beginning one year after the grant date.  Accordingly, options granted in 2007, 2008, 2009 and 2010 will be fully vested in 2011, 2012, 2013 and 2014 respectively.

2	This was the closing market price (adjusted for stock splits and dividends) of Metro’s common stock on the date of grant of these options.

OPTION EXERCISES AND STOCK VESTED IN FISCAL YEAR 2010

Number of Shares
	Acquired	Value Realized
Name	on Exercise	On Exercise

Gary L. Nalbandian	-	-

Mark A. Zody	-	-

Peter M. Musumeci, Jr.	-	-

Mark A. Ritter	-	-

James R. Ridd	243	$683.00

Potential Payments Upon Termination or Change in Control

Stock Options

Except in the event of his termination of employment due to misconduct, each named executive officer would be entitled to exercise all vested unexercised stock options as shown in the Outstanding Equity Awards table upon termination of employment. In the event of termination due to misconduct, as determined in the reasonable judgment of management of Metro, all stock options granted shall be forfeited and rendered unexercisable.  Except for Mr. Nalbandian, whose employment agreement provides for accelerated vesting in the event of his termination by Metro “without cause” or by him for “good reason,” the named executive officers would not have been entitled to exercise any options that were not vested on December 31, 2010, if for any reason their employment had been terminated on this date.

The 2006 Plan, as amended in 2010, provides for accelerated vesting of options in the event of a change in control of Metro.  Consequently, if a change in control of Metro had occurred on December 31, 2010, each of the named executive officers would have been entitled to exercise all of the unexercised stock options listed in the Outstanding Equity Awards table.  The closing price of Metro's common stock on December 31, 2010 was $11.01.

Benefits under Employment Agreements

Mr. Musumeci does not have an employment agreement.  This discussion of benefits under the employment agreements does not include Mr. Musumeci.

Each of the other named executive officers has an employment agreement which provides benefits in the event of his termination of employment under various circumstances.  Under any of the circumstances discussed here, each named executive officer would be entitled to receive payment of salary (based on the salary reported in the Summary Compensation Table on page 29) and any other compensation due for services rendered through the date of termination of employment.  Depending on the executive’s employment agreement, additional benefits may be payable in the event of the executive’s termination: (1) due to disability or death; (2) by Metro “without cause;” (3) by the named executive officer for “good reason;” and (4) by the named executive officer upon a “change in control” of Metro.

The term of Mr. Nalbandian’s agreement is three years and the term of each of the other named executive officers’ agreement is two years.  Under each agreement, the term is automatically renewed at each anniversary date (unless prior to the anniversary date either the executive or Metro gives notice that it will not renew the agreement) such that the executives at all times have a three-year (in the case of Mr. Nalbandian) or two-year employment agreement.  In this discussion of benefits, we are providing amounts that would be payable for a period of three years for Mr. Nalbandian and two years for the other executives.

Termination Due to Disability or Death

Disability

Mr. Nalbandian would be permanently disabled under his employment agreement if he is unable to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.  Each executive would be entitled to disability leave benefits under his respective agreement if he is unable to perform the duties and services of his position because of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 6 months.

Disability leave is for a period extending until the first to occur of (1) the expiration of the executive’s employment agreement or (2) the executive’s recovery from disability, but in no event longer than 29 months.  During the period of disability leave, the executives, other than Mr. Nalbandian, are entitled to 70% of their annual base salary at the time they are placed on disability leave, paid in monthly increments.  Mr. Nalbandian is entitled to 70% of his compensation at the time he is placed on disability leave. “Compensation” is defined in Mr. Nalbandian’s agreement as the sum of his highest annual rate of base salary and highest cash bonus during the most recent 24 months.  In the event, Mr. Nalbandian becomes permanently disabled during the term of his agreement, he will be compensated for the balance of the term of his agreement at the rate of 70% of his compensation.

 The following table shows the amount of disability leave and/or permanent disability payments that would be payable to Mr. Nalbandian over a three-year period and the amount of disability leave that would be payable to each of the other named executive officers over a two-year period, based on disability occurring on December 31, 2010:

Name	Disability Leave Payments
Gary L. Nalbandian	$1,144,500
Mark A. Zody	352,800
Mark A. Ritter	308,012
James R. Ridd	257,594

In addition to the above amounts, the named executive officers would receive during a period of disability leave (and in the case of Mr. Nalbandian, disability leave and/or permanent disability), the amounts set forth in the table below in such group medical and hospitalization coverage, life insurance coverage and disability coverage as is generally made available from time to time to the executive officers of Metro (to the extent permitted by the respective insurers of such coverage).

Name	Cost of Insurance Coverage
Gary L. Nalbandian	$33,456
Mark A. Zody	28,481
Mark A. Ritter	18,710
James R. Ridd	28,123

Death

Had the named executive officers’ employment terminated due to death on December 31, 2010, Metro would have paid to the estate or personal representative of each of the named executives the executive’s base salary (based on the amount reported in the Summary Compensation Table on page 29) for the balance of the week of his death.  In addition, Mr. Nalbandian’s personal representative or estate would have been paid an amount equal to three times the sum of his highest annual rate of base salary and highest cash bonus paid to him during the most recent 24 months, $1,635,000.

Involuntary Termination Without Cause

A termination “without cause” is defined generally under the employment agreements as termination of the employment of an executive by Metro other than termination due to its failure to renew the agreement at the anniversary date and termination other than for “cause.”  If a named executive officer is terminated for “cause,” the executive would not be entitled to any additional payments or benefits.

“Cause” means that the executive:

(a) is indicted for, convicted of or enters a plea of guilty or nolo contendere to, a felony, a crime of falsehood or a crime involving fraud, moral turpitude or dishonesty;

(b) willfully violates any of the terms or provisions of his employment agreement such as willfully failing to perform his duties under the agreement or to follow the instructions of the Board after receipt of written notice of such instructions (except in the event the executive is incapacitated due to illness or disability); or

(c) engages in any conduct materially harmful to Metro's business, and in either case fails to cease such conduct or correct such conduct, as the case may be, within 30 days subsequent to receiving written notice from the Board advising  the executive of same (which conduct shall be specifically set forth in such notice).

Termination for “Good Reason”

Under the employment agreements of the named executive officers’ other than Mr. Nalbandian, "good reason" means:

(a) Without the executive’s consent:

(1) the nature and scope of the executive’s authority, responsibilities or duties are materially reduced;

(2) the duties and responsibilities assigned to the executive are materially inconsistent with those existing on the date of his employment agreement, resulting in a diminution of  authority, duties or responsibilities;

(3) the salary and fringe benefits provided the executive are materially reduced;

(4) the executive’s position or title is reduced, resulting in a material reduction in  the executive’s authority, duties or responsibilities; or

(5) there’s a material change in the geographic location at which  the executive must perform services, resulting in a relocation or transfer of Metro's principal executive offices to a location more than 50 miles from the executive’s principal residence on the date of the employment agreement.

(b) A material breach of the employment agreement by Metro; or

(c) A failure or refusal of any successor to Metro to assume all duties and obligations of Metro under the agreement.

If “good reason” exists for an executive to terminate his employment, he must give notice to Metro of the existence of the condition(s) constituting “good reason” within 90 days of the initial existence of the condition(s).  Upon such notice, Metro has a period of 30 days during which it may remedy the condition(s).  If Metro fails to remedy the condition(s) during this 30-day period, the executive must terminate his service to Metro within 90 days following the expiration of the 30-day period that Metro had within which to remedy the condition(s) constituting “good reason.”  If the executive does not terminate his employment during this 90-day period, his subsequent termination will not be treated as a termination pursuant to a “good reason” and the executive shall have no right to the payments and benefits described below for a “good reason” termination.

Under Mr. Nalbandian’s agreement, a “good reason” termination means (a) the occurrence of both a “change in control” of Metro (as defined below) and the occurrence within 3 years after such change in control of one of the events described above in subparagraphs (a)(1) through (5) as “good reason” for the other named executives; (b) a material breach by Metro of his employment agreement; or (c) a failure or refusal of any successor to Metro to assume all duties and obligations of Metro under the employment agreement. In the event of a “good reason” for him to terminate his employment, Mr. Nalbandian would be obligated to follow the notice procedure outlined above in order to receive additional compensation set forth in the table below under “Potential Payments”.

Termination Following a “Change in Control”

For the named executives other than Mr. Nalbandian, a “change in control” of Metro means:

(a) any person or group acquires ownership of stock of Metro that, together with stock already held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the stock of Metro;

(b) any person or group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or group) ownership of stock possessing 30 percent or more of the total voting power of the stock of Metro;

(c) a majority of members of Metro’s Board of Directors is replaced during any 24-month period by directors whose appointment or election is not approved by a majority of the members of Metro’s Board before the date of the appointment or election of any of the “replacement” directors; or

(d) any person or group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or group) of assets from Metro that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of the assets of Metro immediately before such acquisition(s).  For purposes of this Section, “group” is defined or determined pursuant to Treasury Regulation §1.409A-3 paragraph (i)(5)(v)(B).

Under Mr. Nalbandian’s employment agreement, a “change in control” means a change in control of Metro of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act. However, such a change in control would be deemed to occur conclusively if any of the following events occurred without Mr. Nalbandian’s prior written consent:

(a) Within any period of 2 consecutive years during the term of the agreement, there is a change in at least a majority of the members of the Board or the addition of five or more new members to the Board, unless such change or addition occurs with the affirmative vote in writing of the executive in his capacity as a director or a shareholder; or

(b) A person or group acting in concert as described in Section 13(d)(2) of the Securities Exchange Act holds or acquires beneficial ownership of a number of common shares of Metro which constitutes either:

(1) more than 50% percent of the shares which voted in the election of directors of Metro at the shareholders’ meeting immediately preceding such determination; or

(2)more than 30% percent of Metro’s outstanding common shares (unexercised warrants or options or unconverted nonvoting securities shall count as constituting beneficial ownership of the common shares into which the warrants or options are exercisable or the nonvoting convertible securities are convertible, notwithstanding anything to the contrary contained in Rule 13d-3 of the Exchange Act).

Confidentiality, Non-Disparagement and Non-Compete Provisions

Each executive’s employment agreement contains provisions which prohibit the executive from (1) divulging confidential information about Metro, (2) disparaging Metro or the interests of Metro; and (3) except with the express prior written consent of Metro, competing with Metro or the Bank within any geographic area in which Metro and its subsidiaries are conducting business. To “compete” means that the executive is acting in any capacity, such as an owner, partner, shareholder (but he may own less than 5% of the outstanding voting stock of a publicly traded company), consultant, agent, employee, officer or director, in the commercial banking business.

The provisions against divulging confidential information and disparagement continue indefinitely.  The non-compete provisions are applicable on the commencement date of each employment agreement and for each named executive officer except Mr. Nalbandian, end on one of the following periods, depending on the reason for the termination:

(a)	If Metro fails to renew the agreement for an additional term such that the agreement would expire at the end of the then current term, on the effective date of the termination of the agreement.

(b)	If the executive voluntarily terminates his employment, one year following the effective date of termination of the agreement; or

(c)
If the agreement is terminated by Metro without cause or by the executive for “good reason” or following a change in control, six months following the effective date of termination of the agreement, except that if Metro is prohibited by its or the Bank’s governmental regulatory agency from paying the executive the severance pay as provided in his employment agreement, then the non-compete provisions expire on the effective date of termination of the employment agreement.

Regardless of the reason for the termination of Mr. Nalbandian’s employment, the non-compete provisions in his agreement continue for a period of 18 months following termination of his employment.

In the event of an allegation by Metro that any named executive officer has breached the confidentiality, non-disparagement or non-compete provisions of his agreement, Metro will continue to make payments under the executive’s employment agreement until a court has entered a final and unappealable order that the executive has breached the agreement.  Nothing in the agreements precludes a court from ordering any executive to repay any payments made to him for the period after the breach is determined to have occurred or from ordering that payments under his agreement be permanently terminated in the event of a material and willful breach.

Mr. Nalbandian Must Execute a General Release and Non-Disparagement Agreement

Receipt of severance payments or benefits by Mr. Nalbandian in the event his employment is terminated without cause or for good reason is conditioned upon Mr. Nalbandian’s execution and delivery to Metro of an effective general release and non-disparagement agreement.  Any such payments or benefits are to be paid within ninety days following termination of employment if Mr. Nalbandian has delivered the release and non-disparagement agreement and the statutory period during which he is entitled to revoke the general release and non-disparagement agreement has expired.

Potential Payments

Mr. Nalbandian’s employment agreement provides that in the event his employment is terminated by Metro without cause or if he should terminate his employment for “good reason” (as defined in his agreement), Metro shall pay him a lump sum severance payment equal to three times the sum of his highest annual rate of base salary and the highest cash bonus paid him during the most recent 24 months.  The employment agreements of the other named executive officers provide that if their employment is terminated by Metro without cause of if they terminate their employment for “good reason” or during a period of 60 days following a change in control of Metro, Metro will pay them a lump sum payment equal to two times their average annual base salary in effect during the 24 months immediately preceding such termination.  Had a termination of employment occurred for any of these reasons on December 31, 2010, the named executive officers with employment agreements would have been entitled to the following lump sum payments:

Name	Lump Sum Payment 1,3
Gary L. Nalbandian2	$1,635,000
Mark A. Zody	501,692
Mark A. Ritter	439,054
James R. Ridd	367,224

1
Except for Mr. Nalbandian, payment is to be made within 30 days after termination of the executive’s employment unless it is necessary to postpone the commencement of any payments or benefits to prevent any accelerated or additional tax under Section 409A of the Internal Revenue Code; any such postponement would not result in any reduction of payment amounts. Mr. Nalbandian must execute a general release and non-disparagement agreement in order for payment to be made to him and such payment will be made within 90 days after termination of his employment.

2
Mr. Nalbandian’s employment agreement provides that he is entitled to an additional payment (a “gross-up” payment) in the event it is determined pursuant to Section 280G of the Internal Revenue Code that any payment or benefit made or provided to him would be an excess parachute payment that is not deductible by Metro for federal income tax purposes and is subject to an excise tax or if any interest or penalties are incurred by Mr. Nalbandian concerning such excise tax.  In such an event, Mr. Nalbandian would be entitled to an additional payment from Metro such that he would incur no out-of-pocket expense for excise taxes, interest or penalty.  The additional payment would be such that Mr. Nalbandian would be in the same position after all federal and state taxes that he would have been in if he did not have to pay the excise tax, interest or penalty.

3
Each executive shall be entitled to continue to participate in the Company’s medical, disability, hospitalization and life insurance programs (three years for Mr. Nalbandian and one year for the others) except that should the executive accept subsequent employment during the applicable period following the date of termination, then any such benefits will be offset by coverage provided through the executive’s subsequent employer. Assuming no offset and using cost figures from 2010, the amount that the Company would pay on behalf of the executives for these benefits would be as follows: for Mr. Nalbandian - $33,456; for Mr. Zody - $14,241; for Mr. Ritter - $9,355; and for Mr. Ridd - $14,062.  In addition, Mr. Nalbandian’s agreement provides that Metro will provide him with medical insurance coverage for life.  Based on the costs to the Company in 2010, such coverage would amount to approximately $10,000 each year for Mr. Nalbandian’s life.

All of the executives would be entitled to exercise all of their options, both vested and unvested, in the event of a change in control transaction (as defined in the 2006 Plan).  Under his employment agreement, Mr. Nalbandian would be entitled to exercise all of his options in the event his employment is terminated without cause or for “good reason.”  However, the price of Metro’s common stock on December 31, 2010 was $11.01, well below the exercise prices of the executives’ outstanding options, which range from $12.28 to $33.50 per share.

Equity Compensation Plan Information

The following table contains information about Metro’s Equity Compensation plans as of December 31, 2010:

Number of securities
remaining available for
	Number of securities to	Weighted average	future issuance under equity
	be issued upon exercise of	exercise price of	compensation plans
	outstanding options, warrants	oustanding options,	(excluding securities reflected
	and rights	warrants and rights	in column (a))
Plan Category	(a)	(b)	(c)1

Equity compensation
plans approved by
security holders	1,069,774	$21.74	511,525

Equity compensation
plans not approved
by security holders	N/A	N/A	N/A

TOTAL	1,069,774	$21.74	511,525

1	Includes total shares available for employees through the Employee Stock Option Plan and also shares available for directors through the Directors Stock Option Plan.

INDEPENDENT PUBLIC ACCOUNTANTS

Our principal accountant until October 1, 2009, was Beard Miller Company LLP (“BMC”), 320 West Market Street, Harrisburg, PA 17101.  On October 1, 2009, Metro was notified that the audit practice of BMC had been combined with Parente Randolph to form ParenteBeard LLC (“ParenteBeard”).  In the transaction, BMC combined its operations with Parente Randolph and certain of the professional staff and partners of BMC joined ParenteBeard either as employees or partners of ParenteBeard. On October 1, 2009, BMC resigned as the auditors of Metro and with the approval of the Audit Committee, ParenteBeard was engaged as its independent registered public accounting firm.

Prior to engaging ParenteBeard, Metro did not consult with ParenteBeard regarding the application of accounting principles to a specific completed or contemplated transaction or regarding the type of audit opinions that might be rendered by ParenteBeard on Metro’s financial statements, and ParenteBeard did not provide any written or oral advice that was an important factor considered by Metro in reaching a decision as to any such accounting, auditing or financial reporting issue.

The reports of the independent registered public accounting firm of BMC regarding Metro’s financial statements for the fiscal years ended December 31, 2008 and 2007 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2008 and 2007, and during the interim period from the end of the 2008 fiscal year through October 1, 2009, the date of BMC’s resignation, there were no disagreements with BMC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of BMC would have caused it to make reference to such disagreement in its reports.  None of the reportable events described in Item 304(a)(1)(v) of Regulation S-K occurred during the years ended December 31, 2008 and 2007, or during the interim period from the end of the 2008 fiscal year through October 1, 2009.

The Sarbanes Oxley Act of 2002 and the auditor independence rules of the SEC require all public accounting firms who audit public companies to obtain authority from their respective audit committees in order to provide professional services without impairing independence. The Audit Committee meets with our independent auditors to approve the annual scope of accounting services to be performed and the related fee estimates.  The Audit Committee also meets with Metro’s independent auditors, on a quarterly basis, following completion of their quarterly reviews and annual audit, to review the results of the auditors’ work.  During the course of the year, the chairman of the Audit Committee has the authority to pre-approve requests for services that were not approved in the annual pre-approval process.  The chairman reports any interim pre-approvals at the following quarterly meeting.  At each of the meetings, management and Metro’s independent auditors update the Audit Committee with material changes to any service engagement and related fee estimates as compared to amounts previously approved. During fiscal 2010, before ParenteBeard performed any services for Metro, the Audit Committee was informed that such services were necessary and was advised of the estimated costs of such services.  The Audit Committee then decided whether to approve ParenteBeard’s performance of the services.  In 2010, all services performed by ParenteBeard were approved in advance pursuant to these procedures.  The Audit Committee determined that the performance by ParenteBeard of tax services was compatible with maintaining that firm’s independence.

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed ParenteBeard LLC to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2011.  Shareholders are being asked to ratify this appointment. Although action by the shareholders on this matter is not required, the Audit Committee believes it is appropriate to seek shareholder ratification of the appointment of the independent registered public accounting firm to provide a forum for shareholders to express their views with regard to the Audit Committee’s appointment.  If the shareholders do not ratify the appointment of ParenteBeard, the selection of the independent registered public accounting firm may be reconsidered by the Audit Committee.  Representatives of ParenteBeard are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Fees Billed by Independent Public Accountants

Fees for professional services provided by ParenteBeard and its predecessor, BMC, were as follows for the last two fiscal years:

	2010	2009
Audit Fees1	$229,352	$334,236
Audit-Related Fees2	22,078	26,626
Tax Fees3	13,869	23,464
All Other Fees	-	-

	$265,299	$384,326

1
Includes professional services rendered for the audit of Metro’s annual financial statements and review of financial statements included in Forms 10-Q, or services normally provided in connection with statutory and regulatory filings (i.e., attest services required by FDICIA or Section 404 of the Sarbanes-Oxley Act), including out-of-pocket expenses.

2
Assurance and related services reasonably related to the performance of the audit or review of financial statements include the following: assistance with adopting new fair value measurement and disclosure requirements, student loan audits, employee benefit plan audits and other attest services not required by statute or regulation.

3	Tax fees include the following: preparation of state and federal tax returns, advice related to merger and assistance with tax questions and research.

The above fees were approved in accordance with the Audit Committee’s policy.  The de minimus exception (as defined in Rule 202 of the Sarbanes-Oxley Act) was not applied to any of the 2010 or 2009 total fees.

PROPOSAL NO. 2

APPROVAL TO AMEND AND RESTATE THE ARTICLES OF INCORPORATION

On February 18, 2011, our Board of Directors approved by a unanimous vote, subject to approval by our shareholders, amended and restated Articles of Incorporation for Metro.  The amendments approved by our Board will reduce the number of shareholder votes required to approve certain corporate actions when such actions have been approved by at least two-thirds of the Board of Directors.  As permitted by Pennsylvania law, the name and address of the incorporator have been deleted from Metro’s Articles of Incorporation and the remaining Articles have been re-numbered accordingly.  If these amendments are approved by the requisite vote of our shareholders, our Board will restate the Articles of Incorporation as shown in Appendix A.

Summary of the Proposal and its Effect

Our current Articles of Incorporation provide that certain corporate actions are authorized only if approved by at least 80% of the votes which all shareholders are entitled to cast. However, if 66 2/3% of the entire Board of Directors approves the action, the action is authorized if approved by at least 66 2/3% of the votes which all shareholders are entitled to cast.  Our Board is recommending that these provisions be changed such that when at least 66 2/3% of the entire Board of Directors approves these corporate actions, such actions would be authorized if a majority of the votes cast at a meeting of shareholders vote in favor of such actions.  If the Board’s proposal is approved by the shareholders, the following corporate actions will be affected and will be authorized if approved by the lower shareholder vote as described in this paragraph:

(1)	Amendments of the Articles of Incorporation to change provisions concerning the:

(a) aggregate number of authorized shares of common and preferred stock and the preferences and rights of the Series A Preferred Stock;

(b) prohibition of cumulative voting for the election of directors and preemptive rights for shareholders;

(c) authority of the Board of Directors to make, alter, amend or repeal Metro’s Bylaws;

(d) authority of the Board of Directors to oppose any offer, proposal or attempt by any corporation or other business entity, person or group to (i) make any tender or other offer to acquire any of Metro's securities; (ii) merge or consolidate Metro with or into another entity; (iii) purchase or otherwise acquire all or substantially all of the assets of Metro; or (iv) make any transaction similar in purpose or effect to any of these.

(e) shareholder vote requirement for approval of certain corporate actions; and

(f) authority of Metro to indemnify any person that Metro is authorized under applicable law to indemnify.

(2)	The removal of one or more directors; and

(3)	Authorization of a business combination. A “business combination” is defined in the Articles as any and all of the following:

(a) any merger or consolidation of Metro with or into another corporation;

(b) any merger or consolidation of a subsidiary of Metro with or into another corporation if (i) the resulting, surviving or continuing corporation, as the case may be, would not be a subsidiary of Metro or (ii) the total number of common shares of Metro issued or delivered in connection with such transaction, plus those initially issuable upon conversion of any other shares, securities or obligation to be issued in connection with such transaction, exceed fifteen (15%) percent of the common shares of Metro outstanding immediately prior to the date on which such transaction is consummated;

(c) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of all or substantially all of the assets of Metro;

(d) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of all or substantially all of the assets of a subsidiary of Metro whose total assets exceed twenty (20%) percent of the total assets of Metro as reflected on the most recent consolidated balance sheet of Metro;

(e) any sale of all or substantially all of the stock in a subsidiary whose total assets exceed twenty (20%) percent of the total assets of Metro as reflected on the most recent consolidated balance sheet of Metro;

(f) any plan or proposal for the liquidation or dissolution of Metro or of any subsidiary of Metro whose total assets exceed twenty (20%) percent of the total assets of Metro as reflected on the most recent consolidated balance sheet of Metro;

(g) any reclassification of securities (including any reverse stock split) or recapitalization of Metro, or any reorganization, merger or consolidation of Metro with any of its subsidiaries or any similar transaction; or

(h) the issuance in a single or one or more related transactions of voting shares of Metro sufficient to elect a majority of the directors of Metro.

Reasons for the Proposal

The current shareholder vote requirement was designed to protect Metro against abusive and self-interested action by any holder of a large percentage of Metro’s shares.  The high vote requirement was designed to encourage any person seeking control of Metro to negotiate with the Board to reach terms that are fair and in the best interests of Metro and the shareholders as a whole.  The Board believes that it can continue to protect its shareholders against abusive action by the requirement that at least two-thirds of the entire Board must approve the corporate action in order for the lower vote requirement to apply.  In addition, the Board is aware of the limitations the current vote requirement places on Metro in that it is difficult to obtain sufficient proxies to reach the vote requirement.   With the current vote requirement, the Board may not be able to consummate corporate actions that it has approved and believes are in the best interest of shareholders without the expenditure of an inordinate amount of time and money soliciting proxies for such actions.

Vote Required

The Board unanimously approved the amended and restated Articles of Incorporation.  Accordingly, the amended and restated Articles of Incorporation will be adopted if approved by at least 66 2/3% of the votes which all Metro shareholders are entitled to cast at the Annual Meeting.

The Board of Directors recommends that you vote “FOR” approval of the amended and restated Articles of Incorporation, as shown in Appendix A attached to this Proxy Statement.

PROPOSAL NO. 3 AND NO. 4

SAY-ON-PAY AND SAY-ON-FREQUENCY PROPOSALS

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”), signed into law on July 21, 2010, and recently adopted SEC rules, we must present to our shareholders proposals we have designated as “Say-on-Pay” and “Say-on Frequency.”   This means that we must provide you with an opportunity to cast advisory, non-binding votes respectively on: (1) the compensation of our named executive officers as that compensation is disclosed in this proxy statement; and (2) how often we should present you with an opportunity to cast a non-binding vote on the compensation of our named executive officers.

Say-on-Pay (Proposal No. 3)

We have described the compensation of our named executive officers pursuant to the requirements of the SEC as set forth in Item 402 of Regulation S-K.  These requirements include the discussion labeled “Compensation Discussion and Analysis” which appears on page 21 of this proxy statement, the compensation tables on pages 29 and any other narrative discussion of executive compensation in this proxy statement.

As required by the Dodd-Frank Act and the SEC, we are asking that you cast an advisory, non-binding vote on the compensation of our named executive officers.  Accordingly, your vote will not be binding on our Board of Directors or Compensation Committee and will not overrule any compensation decision of our Board or Compensation Committee.  In addition, your vote will not create or imply any additional fiduciary or other duty upon our Board.  While your vote will not change the compensation already awarded to our named executive officers, it may have an affect on future compensation awarded to our named executive officers.  The Compensation Committee and the Board may consider the outcome of our shareholder vote when deliberating future executive compensation arrangements.

Our Board of Directors believes that the compensation described in this proxy statement for the named executive officers is fair and reasonable and consistent with our overall compensation philosophy and objectives.  We are asking that you vote “FOR” the resolution below which was approved by our Board of Directors.  Approval of this proposal requires the affirmative vote of a majority of the common stock present in person or by proxy and having voting power at the Annual Meeting.

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved.

Say-on-Frequency (Proposal No. 4)

At least once every six years, we are required by the Dodd-Frank Act and the SEC to present to you a proposal regarding the frequency with which we will submit a say-on-pay proposal to you for consideration.  We must provide to you four choices regarding your receipt of a say-on-pay proposal:  (1) annually; (2) every two years; (3) every three years; or (4) the right to abstain from voting.  This is also an advisory and non-binding vote and neither our Board of Directors nor our executive management will be obligated to comply with the vote of the shareholders.  However, our Board and  executive management will review the voting results and give serious consideration to the outcome of such voting.

Our Board recognizes the importance of shareholder input on executive compensation and has determined that a say-on-pay vote every three (3) years will provide our shareholders with adequate input. Any shareholder who desires to provide input before the expiration of three years is welcome to contact the Board.  See “Shareholder Communications with the Board” on page 13 of this proxy statement for contact information. Our Board, therefore, recommends that our shareholders approve a frequency of say-on-pay vote every three (3) years.  If this frequency is ultimately adopted by our Board, you will have another opportunity to vote on our executive compensation at the 2014 Annual Meeting of Shareholders.

The enclosed proxy card gives you the four choices listed above for voting on this Say-on-Frequency proposal.  If you return a signed proxy card with no vote or abstention on  either the Say-on-Pay or Say-on-Frequency proposal, the proxy holders will vote in favor of the Say-on-Pay resolution and the Board’s recommendation that shareholders be presented with a Say-on-Frequency proposal every three (3) years.

OTHER BUSINESS

At the date of mailing of this Proxy Statement, we are not aware of any business to be presented at the Annual Meeting other than the proposals presented in this Proxy Statement by the Board of Directors.  If other proposals are properly brought before the meeting, any signed proxies returned to us will be voted as the proxy holders see fit.

Shareholder Proposals for the 2012 Annual Meeting of Shareholders

Under Metro's Bylaws, no shareholder proposal may be brought before an Annual Meeting of Shareholders unless the proposal is specified in the notice of the meeting or is otherwise brought before the meeting by the Board of Directors or by a shareholder entitled to vote who has delivered notice to Metro (containing information specified in the Bylaws). These requirements are separate from and in addition to the SEC's requirements set forth in Rule 14a-8 that a shareholder must meet in order to have a shareholder proposal included in Metro’s Proxy Statement.  A shareholder wishing to submit a proposal for consideration at the 2012 Annual Meeting of Shareholders, either under SEC Rule 14a-8, or otherwise, should do so no later than December 9, 2011.

If the Corporate Secretary of Metro receives notice of a shareholder proposal that complies with the governing Bylaw provision on or prior to the required date and such proposal is not excludable under SEC Rule 14a-8, the proposal will be included in Metro’s Proxy Statement and proxy card.  Metro will include in its Proxy Statement the nature of such proposal and how Metro believes shareholders should vote on such proposal.  If the proposal is properly presented at the 2012 Annual Meeting of Shareholders, the proxies appointed by Metro will vote on such proposal as directed by the shareholders.  If a proxy card is returned with no direction as to how the proxy holders should vote, the proxies appointed by Metro may exercise discretionary authority in voting on such proposal.

The presiding officer of the meeting may refuse to permit any proposal to be made at an Annual Meeting by a shareholder who has not complied with all of the governing Bylaw procedures, including receipt of the required notice by the Corporate Secretary for Metro by the date specified. If a shareholder proposal is received by Metro after the required notice date but the presiding officer of the meeting nevertheless permits such proposal to be made at the 2012 Annual Meeting of Shareholders, the proxies appointed by Metro may exercise discretionary authority when voting on such proposal.

If the date of our next Annual Meeting is advanced or delayed by more than 30 days from May 18, 2012, we will promptly inform you of the change of the Annual Meeting date and the date by which shareholder proposals must be received.

ANNUAL REPORT

Metro sends only one annual report to shareholders sharing the same address.  We will promptly deliver a separate copy of the annual report to a security holder at a shared address to which we sent a single copy, upon our receipt of a written request sent to the address below.  If you wish to receive a separate copy of the annual report in the future, notify Metro at the phone number or address below.  You can also request that we send only a single copy of the Proxy Statement to security holders at a shared address, by sending written notice to the address below.

Additionally, you can obtain an electronic copy of Metro’s Annual Report on Form 10-K for the year ended December 31, 2010 by visiting our website at www.mymetrobank.com or you may obtain a hard copy at no charge by writing to:

Sherry Richart, Investor Relations
Metro Bancorp, Inc.
3801 Paxton Street
Harrisburg, PA 17111
1-800-653-6104

RETURN OF PROXY

You should sign, date and return the enclosed proxy card as soon as possible whether or not you plan to attend the meeting in person.  If you do attend the meeting and desire to vote in person, you may then withdraw your proxy.

BY ORDER OF THE BOARD OF DIRECTORS

PETER J. RESSLER
Secretary

Harrisburg, Pennsylvania
April 19, 2011

APPENDIX A

ARTICLES OF INCORPORATION
METRO BANCORP, INC.

Amended and Restated.
Effective May 20, 2011

1.           The name of the Corporation is Metro Bancorp, Inc.

2.           The location and post office address of the registered office of the Corporation in the Commonwealth of Pennsylvania is 3801 Paxton Street, Harrisburg, Pennsylvania 17111.

3.           The Corporation is incorporated under the Pennsylvania Business Corporation Law of 1988, as amended, for the following purpose or purposes:

To have unlimited power to engage in and to do any lawful act concerning any or all lawful business for which corporations may be incorporated under the provisions of the Pennsylvania Business Corporation Law of 1988, as amended.

4.           The term for which the Corporation is to exist is perpetual.

5.           The aggregate number of shares which the Corporation shall have authority to issue is 26,000,000 shares, which may be represented by certificates or may be uncertificated and shall be divided into two classes consisting of (a) 25,000,000 shares of Common Stock with a par value of $1.00 per share and (b) 1,000,000 shares of Preferred Stock with a par value of $10.00 per share, of which 40,000 shares shall be designated as Series A Non-cumulative Preferred Stock.  The Series A Preferred Stock shall have the designations, preferences, privileges, limitations, restrictions and other rights and qualifications hereinafter described:

(a)  Designation and Number of Shares.  The series of preferred stock shall be designated as “Series A Non-Cumulative Preferred Stock” (hereinafter called “Series A Preferred Stock”) and shall consist of a total of 40,000 shares par value $10.00 per share.

(b)  Dividends.  The holders of the Series A Preferred Stock shall be entitled to receive preferential dividends in cash, when, as and if declared by the Board of Directors out of the funds of the Corporation legally available at the time for the payment of dividends, at a rate of $2.00 per share per annum, and no more, payable quarterly on the thirtieth (30th) day of January, April, July and October to holders of record of Series A Preferred Stock at the close of business on the last day of the preceding month, before any dividend or other distribution on (i) any equity securities ranking junior to the Series A Preferred Stock as to the payment of dividends or other distributions (“Junior Stock”) and (ii) the Corporation's Common Stock (“Common Stock”); provided, however, that the Board of Directors may, at any time and from time to time, change the payment dates of the Series A Preferred Stock  dividend to dates not more than fifteen (15) days before or after those set forth herein, in which event the first dividend payable after each such change in the payment date shall be adjusted accordingly on a daily basis from the dividend payment date last preceding such change.  The Board of Directors shall fix the first dividend payment date of the Series A Preferred Stock.

Dividends on each share of Series A Preferred Stock outstanding shall be non-cumulative, whether or not in any fiscal year there shall be any funds of the Corporation legally available for the payment of such dividends, so that if in any fiscal year or years, dividends in whole or in part are not paid upon the Series A Preferred Stock, unpaid dividends shall not accumulate as against the holder(s) of the Common Stock or any Junior Stock, so that except as set forth in paragraphs (c) and (d) hereof no sums in any later years shall be paid to the holder(s) of the Series A Preferred Stock with respect to any prior year or years when dividends where not paid, and so that in no event shall the holder(s) of the Series A Preferred Stock receive dividends of more than $2.00 per share in any fiscal year.

The date on which the Corporation shall initially issue a share of Series A Preferred Stock shall be deemed to be the “date of issuance” of such share regardless of the number of times the transfer of such share shall be made on the Corporation's stock transfer records and regardless of the number of certificates which may be issued to evidence such share.

If, in any quarterly dividend period or periods, full dividends upon the outstanding Series A Preferred Stock at the dividend rate set forth herein shall not have been paid or set apart for payment, then, until such payment is made or set apart, (i) no dividends or other distributions shall be declared and paid or set apart for payment upon any equity securities of the Corporation other than securities which have a dividend payment preference superior to the Series A Preferred Stock; (ii) the Corporation and its subsidiaries, if any, shall be prohibited from repurchasing, redeeming or otherwise acquiring any of the Corporation's preferred stock ranking on a parity with the Series A Preferred Stock or any of the Common Stock or any Junior Stock; and (iii) the Corporation shall be prohibited from issuing any preferred stock which ranks superior to or on parity with the Series A Preferred Stock as to the payment of dividends and other distributions.   If, at any time, the Corporation shall pay less than the total amount of dividends then payable on the then-outstanding Series A Preferred Stock and on any then-outstanding class or series of stock of the Corporation which ranks on a parity with the Series A Preferred Stock as to the payment of dividends and other distributions (“Parity Stock”), the aggregate payment to all holders of Series A Preferred Stock and to all holders of Parity Stock shall be distributed among all such holders so that an amount ratably in proportion to the respective annual dividend rates fixed thereon shall be paid with respect to each outstanding share of Series A Preferred Stock and Parity Stock.

Holders of the Series A Preferred Stock shall not be entitled to participate in any dividends or other distributions (cash, stock or otherwise) declared or paid on or with respect to any Common Stock, Junior Stock or any other class of stock or equity security of the Corporation or any series of any such class.

(c)  Liquidation.  In the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after all creditors of the Corporation shall have been paid in full, the holders of the outstanding Series A Preferred Stock shall be entitled to receive an amount equal to the purchase price per share received by the Corporation plus an amount equal to the sum of (i) all unpaid dividends thereon which shall have been declared but not paid and (ii) all dividends which were not paid on the Series a Preferred Stock or will not be paid on the Series A Preferred Stock (whether or not there were any funds legally available for the payment of dividends at that time) to the date for the payment of such distribution amount (collectively the “Unpaid Dividends”) together with interest on the Unpaid Dividends as set forth below before any distribution of assets shall be made to the holder(s) of any Common Stock or Junior Stock.  The Unpaid Dividends shall bear interest at a rate per annum equal to 10% from the date any such Unpaid Dividends would have been paid in accordance with paragraph (b) hereof (whether or not there were any funds legally available for the payment of dividends at that time).  If, upon any dissolution, liquidation or winding up of the Corporation, the net assets of the Corporation shall be insufficient to pay the holders of all outstanding shares of Series A Preferred Stock and Parity Stock the full amounts to which they respectively shall be entitled, the holders of each such stock shall share ratably in any distribution of assets according to the respective amounts which would be payable in  respect of such stock upon such distribution if all amounts payable on or with respect to all stock were paid in full.

Neither consolidation or merger of the Corporation with any corporation, nor the sale of all or part of the Corporation's assets for cash, securities or other property, nor the purchase or redemption by the Corporation of any class of stock permitted by the Articles of Incorporation or any amendment thereof, shall be deemed a liquidation, dissolution or winding up of the Corporation.  Holders of the Series A Preferred Stock shall not be entitled, upon the liquidation, dissolution or winding up of the Corporation, to receive any amounts with respect to such stock other than the amounts referred to in this paragraph (c).  Nothing contained herein shall be deemed to prevent the redemption or purchase of the Series A Preferred Stock permitted by paragraph (d) herein prior to liquidation, dissolution or winding up.

(d)  Redemption.  The shares of Series A Preferred Stock shall be redeemable at the option of the Corporation, in whole only and not in part, at any time, upon payment of the redemption price of $25.00 plus an amount equal to the sum of (i) all unpaid dividends thereon which shall have been declared but not paid and (ii) all dividends which were not paid on the Series A Preferred Stock or will not be paid on the Series A Preferred Stock (whether or not there were any funds legally available for the payment of dividends at that time) to the date to and including the date fixed for redemption (collectively the “Unpaid Dividends”) together with interest on the Unpaid Dividends as set forth below.  The Unpaid Dividends shall bear interest at a rate per annum equal to 10% from the date any such Unpaid Dividend would have been paid in accordance with paragraph (b) hereof (whether or not there were any funds legally available for the payment of dividends at that time) (all of the foregoing amounts being collectively hereinafter referred to as the “Redemption Price”).

Notice of the proposed redemption of Series A Preferred Stock shall be given by the Corporation by first class mail, postage prepaid, at least thirty (30) days and not more than sixty (60) days prior to the date fixed for such redemption, to the holders of record of all of the shares of Series A Preferred Stock at their respective addresses appearing on the books of the Corporation.  Any notice which is mailed as herein provided shall be conclusively presumed to have been duly given, whether or not the holder receives such notice.

On and after the date fixed in the notice of redemption as the date of redemption (unless default shall be made by the Corporation in providing money for the payment of the aggregate Redemption Price), or if the Corporation shall so elect, on and after the date (which date shall be the date of redemption or prior thereto) on which the Corporation shall deposit, separate and apart from its other funds in trust for the pro rata benefit of the holders of the Series A Preferred Stock so as to be and continue to be available therefor, with a bank or trust company (other than the Corporation or a subsidiary of the Corporation) doing business in the State of New Jersey or the Commonwealth of Pennsylvania, as “Paying Agent,” money sufficient in amount to pay, at the office of the Paying Agent on the redemption date, the aggregate Redemption Price of the shares of Series A Preferred Stock (provided the notice of redemption shall state the name and address of the Paying Agent and the intention of the Corporation to deposit said money on or before the date of redemption with the Paying Agent), and, notwithstanding that any certificate for shares of Series A Preferred Stock shall not have been surrendered for cancellation, the shares represented thereby shall no longer be deemed outstanding and all rights of the holders thereof as stockholders of the Corporation shall cease and terminate, except the right to receive from the Corporation or Paying Agent, as the case may be, the Redemption Price.  At any time on or after the redemption date, or if the Corporation shall deposit the money for such redemption prior to the redemption date, then at any time on or after the date of deposit, the respective holders of record of the Series A Preferred Stock shall be entitled to receive the Redemption Price upon actual delivery to the Corporation or the Paying Agent, as the case may be, of certificates for the shares, such certificates, if required, to be duly endorsed in blank.

Any money deposited with the Paying Agent which remains unclaimed by the holders of shares of Series A Preferred Stock at the end of five full calendar years after the redemption date shall be paid by the Paying Agent to the Corporation, and thereafter the holders of the shares of the Series A Preferred Stock shall look only to the Corporation for payment.

(e)  Voting Rights.

(i)  Except as otherwise set forth in this Article and except in statutory proceedings in which, and then only to the extent to which, their vote is at the time required by law, the holders of shares of Series A Preferred Stock shall have no right to vote at, to participate in, or to receive any notice of any meeting of the shareholders of the Corporation.  Except as otherwise set forth in this paragraph (e), on any matter on which the holders of Series A Preferred Stock shall be entitled to vote, they shall be entitled to one vote for each share held.

(ii)  If and whenever quarterly dividends on the Series A Preferred Stock shall not have been paid in full for four quarterly dividends (whether or not consecutive) or more, the holders of Series A Preferred Stock shall be entitled to notice of all meetings of the shareholders of the Corporation and to full voting rights (together with holders of Common Stock but not as separate class unless otherwise required by law) at all meetings and on all matters including, without limitation, the election of directors of the Corporation, and each share of Series A Preferred Stock shall be entitled to two votes.  At such time as the dividend on the Series A Preferred Stock for the then current quarterly dividend period shall have been declared and paid or set apart for payment and the immediately preceding three quarterly dividends on the Series A Preferred Stock shall have been paid, all voting rights of the Series A Preferred Stock granted by this subparagraph (ii) shall terminate.

(iii)  So long as any of the Series A Preferred Stock remains outstanding, the Corporation will not, either directly or through merger or consolidation with any other corporation, without the affirmative vote at a meeting or the written consent with or without a meeting of the holders of at least fifty percent (50%) in number of the shares of the Series A Preferred Stock then outstanding voting separately as a class:

(A)  amend, alter or repeal any of the preferences, special rights or powers of the shares of Series A Preferred Stock or any of the provisions of the Articles of Incorporation so as to affect them adversely,

(B)  authorize any reclassification of the Series A Preferred Stock, or

(C)  issue any class or classes of the equity securities of the Corporation which have a dividend payment or liquidation payment preference equal or superior to the Series A Preferred Stock.

Except as set forth above with respect to the Series A Preferred Stock, the Board of Directors shall have the full authority permitted by law to fix by resolution full, limited, multiple or fractional, or no voting rights, and such designations and preferences, priorities, qualifications, privileges, limitations, restrictions, options, conversion rights, dividend features, retirement features, liquidation features, redemption features or other special or relative rights that may be desired for the Preferred Stock and any series thereof, and to issue such Preferred Stock from time to time in one or more series. The designations, preferences, priorities, qualifications, privileges, limitations, restrictions, options, conversion rights, dividend features, retirement features, liquidation features, redemption features and any other special or relative rights of any series of Preferred Stock may differ from those of any and all series at any time outstanding.  Authorized but unissued shares of stock of the Corporation may be issued only if seventy-five (75%) percent of the entire Board of Directors consents to the issuance.

6.           Cumulative voting for the election of directors shall not be permitted.

7.           No holder of any class of capital stock of the Corporation shall have preemptive rights, and the Corporation may issue shares, option rights or securities having conversion or option rights with respect to shares and any other securities of any class without first offering them to shareholders of any class or classes.

8.           To the full extent permitted by law, the Board of Directors is expressly vested with the authority to make, alter, amend and repeal such Bylaws as it may deem necessary or desirable for the Corporation, subject to the statutory power of the shareholders to change such action but only upon the affirmative vote of the holders of the outstanding capital stock of the Corporation entitled to cast at least eighty (80%) percent of the votes which all shareholders are entitled to cast thereon at a regular or special meeting of the shareholders duly convened after notice to the shareholders of that purpose.

9.           A. The Board of Directors of the Corporation may, in its sole discretion, and it is hereby declared a proper corporate purpose for the Board of Directors, if it deems it advisable, to oppose any offer, proposal or attempt by any corporation or other business entity, person or group to (a) make any tender or other offer to acquire any of the Corporation's securities; (b) merge or consolidate the Corporation with or into another entity; (c) purchase or otherwise acquire all or substantially all of the assets of the Corporation; or (d) make any transaction similar in purpose or effect to any of the above. In considering whether to oppose, recommend or remain neutral with respect to any of the aforesaid offers, proposals or plans, the Board of Directors shall evaluate what is in the best interests of the Corporation and may, but is not legally obligated to, consider any pertinent factors which may include but are not limited to any of the following:

(1)
Whether the offering price, whether in cash or in securities, is adequate and acceptable based upon both the current market price of the Corporation's securities and the historical and present operating results or financial condition of the Corporation.

(2)
Whether a price more favorable to the shareholders may be obtained now or in the future from other offerors and whether the Corporation's continued existence as an independent corporation will affect the future value of the Corporation.

(3)	The impact the offer would have on the employees, depositors, clients and customers of the Corporation or its subsidiaries and the communities which they serve.

(4)
The present and historical financial position of the offeror, its reputation in the communities which it serves and the social and/or economic effect which the reputation and practices of the offeror or its management and affiliates would have upon the employees, depositors and customers of the Corporation and the community which the Corporation serves.

(5)	An analysis of the value of securities (if any) offered in exchange for the Corporation's securities.

(6)	Any anti-trust or other legal or regulatory issues raised by the offer.

B.           If the Board of Directors determines that an offer should be rejected, it may take any lawful action to accomplish its purpose, including, but not limited to, any or all of the following: advising shareholders not to accept the offer; litigation against the offeror; filing complaints with all government and regulatory authorities having jurisdiction over the offer; causing the Corporation to acquire its own securities; selling or otherwise issuing authorized but unissued securities or treasury stock and granting options with respect thereto; acquiring a company to create anti-trust or other regulatory problem for the offeror; and obtaining a more favorable offer from another individual or entity.

10.           No Corporate Action (as hereinafter defined) shall be authorized unless there are cast in favor of the Corporate Action at least eighty (80%) percent of the votes which all shareholders are entitled to cast thereon.

However, if sixty-six and two-thirds (66 2/3%) percent of the entire Board of Directors of the Corporation recommends approval of the Corporate Action to the shareholders, that Corporate Action shall be authorized if a quorum is present and at least a majority of votes cast at a meeting are in favor of the Corporate Action.

The term “Corporate Action” shall be deemed to include any and all of the following, if such action is to be effected by the vote of the shareholders or if approval of the shareholders is required under the Articles of Incorporation of the Corporation as then in effect or under the Business Corporation Law of 1988, as amended:

(a)           The amendment of Articles 5, 6, 7, 8, 9, 10, or 11, of these Articles of Incorporation;

(b)           The removal of one or more directors;

(c)           A Business Combination (as hereinafter defined).

For the purposes of this Article 10, the following terms shall have the meaning set forth below:

(a)           “Subsidiary” means any corporation of which a majority of any class of equity security (as defined in the General Rules and Regulations under the Securities Exchange Act of 1934) is owned, directly or indirectly, by the Corporation;

(b)           The term “all or substantially all of the assets” shall mean assets having a book value in excess of ten (10%) percent of the book value of the total consolidated assets of the Corporation at the end of its most recent fiscal year ending prior to the time the determination is made, all determined in accordance with generally accepted accounting principles.

(c)           The term “Business Combination” shall mean any and all of the following:

(i)            any merger or consolidation of the Corporation with or into another corporation;

(ii)           any merger or consolidation of a subsidiary of the Corporation with or into another corporation if (i) the resulting, surviving or continuing corporation, as the case may be, would not be a subsidiary of the Corporation or (ii) the total number of common shares of the Corporation issued or delivered in connection with such transaction, plus those initially issuable upon conversion of any other shares, securities or obligation to be issued in connection with such transaction, exceed fifteen (15%) percent of the common shares of the Corporation outstanding immediately prior to the date on which such transaction is consummated;

(iii)           any sale, lease, exchange, mortgage, pledge, transfer or other disposition of all or substantially all of the assets of the Corporation;

(iv)           any sale, lease, exchange, mortgage, pledge, transfer or other disposition of all or substantially all the assets of a subsidiary of the Corporation whose total assets exceed twenty (20%) percent of the total assets of the Corporation as reflected on the most recent consolidated balance sheet of the Corporation;

(v)            any sale of all or substantially all of the stock in a subsidiary whose total assets exceed twenty (20%) percent of the total assets of the Corporation as reflected on the-most recent consolidated balance sheet of the Corporation;

(vi)           any plan or proposal for the liquidation or dissolution of the Corporation or of any subsidiary of the Corporation whose total assets exceed twenty (20%) percent of the total assets of the Corporation as reflected on the most recent consolidated balance sheet of the Corporation;

(vii)          any reclassification of securities (including any reverse stock split) or recapitalization of the Corporation, or any reorganization, merger or consolidation of the Corporation with any of its subsidiaries or any similar transaction; or

(viii)         the issuance in a single or one or more related transactions of voting shares of the Corporation sufficient to elect a majority of the directors of the Corporation.

11.           The Corporation shall, to the fullest extent permitted by applicable law, indemnify any and all persons whom it shall have the power to indemnify from and against any and all expenses, liabilities or other matter for which indemnification is permitted by applicable law, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

PROXY

METRO BANCORP, INC.
3801 Paxton Street
Harrisburg, PA  17111
Telephone:  (888) 937-0004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF METRO BANCORP, INC.

The undersigned hereby appoints Douglas S. Gelder and Howell C. Mette as Proxies, each with the power to appoint his substitute, and authorizes them to represent and vote, as designated below, all the shares of common stock of Metro Bancorp, Inc. held of record by the undersigned on March 25, 2011 at the Annual Meeting of Shareholders to be held on May 20, 2011.

1.         ELECTION OF DIRECTORS:

For all Nominees Listed Below ________	Withhold Authority_________
(except as indicated below)

Gary L. Nalbandian, James R. Adair, John J. Cardello, Douglas S. Gelder, Alan R. Hassman, Michael A. Serluco, Howell C. Mette,
Samir J. Srouji, M.D.

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), write that nominee's name(s) in the space immediately below.

2.       AMEND AND RESTATE ARTICLES OF INCORPORATION

FOR_____ AGAINST_____ ABSTAIN_____

3.        ADVISORY VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS AS DESCRIBED IN THE PROXY STATEMENT

FOR_____ AGAINST_____ ABSTAIN_____

4.       ADVISORY VOTE ON THE FREQUENCY AT WHICH SHAREHOLDERS WILL VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS. SUCH VOTE SHALL OCCUR EVERY

1  YEAR_____ 2 YEARS_____ 3 YEARS_____ ABSTAIN_____

5.        RATIFICATION OF THE APPOINTMENT OF PARENTEBEARD LLC AS INDEPENDENT REGISTRED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDED DECEMBER 31, 2011

FOR_____ AGAINST_____ ABSTAIN_____

6.       OTHER BUSINESS:

Take action on other business, which may properly come before the meeting.

FOR_____ AGAINST_____ ABSTAIN_____

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED.  IF NO SPECIFICATION OR DIRECTION IS MADE, THEY WILL BE VOTED “FOR” THE ELECTION OF THE EIGHT NOMINEE DIRECTORS, “FOR” APPROVAL OF THE AMENDED AND RESTATED ARTICLES OF INCORPORATION, “FOR” THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS, “FOR” THE BOARD’S RECOMMENDATION THAT SHAREHOLDERS BE PRESENTED WITH A SAY-ON-PAY FREQUENCY PROPOSAL EVERY THREE (3) YEARS AND “FOR” ANY OTHER BUSINESS IN ACCORDANCE WITH THE RECOMMENDATIONS OF MANAGEMENT.  THIS PROXY MAY BE REVOKED PRIOR TO ITS EXERCISE.

Dated this day of , 2011.	(SEAL)
Signature
(SEAL)
Signature

When shares are held by joint tenants, both should sign.  If signing as attorney, executor, administrator, trustee, guardian, custodian, corporate official or in any other fiduciary or representative capacity, please give your full title as such.

Please sign your name exactly as it appears on this proxy, and mark, date and return this proxy as soon as possible in the enclosed envelope.  No postage is necessary if mailed in the United States in the enclosed self-addressed envelope.